                                                                   Exhibit 10.1


                              AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT


                            Dated as of May 19, 1997


                                      among


                             AMPHENOL FUNDING CORP.,
                                   as Seller,


                              AMPHENOL CORPORATION
                      individually and as initial Servicer,


                 POOLED ACCOUNTS RECEIVABLE CAPITAL CORPORATION
                                  as Purchaser,


                                       and


                         NESBITT BURNS SECURITIES, INC.,
                                    as Agent.

||                              TABLE OF CONTENTS

                                    ARTICLE I
                                 THE COMMITMENT

SECTION 1.01  Commitment.......................................................2
SECTION 1.02  Purchase and Reinvestment Limits.................................2
SECTION 1.03  Making Purchases from Seller.....................................2
SECTION 1.04  Number of Participations.........................................3
SECTION 1.05  Commitment Termination Date......................................3
SECTION 1.06  Voluntary Termination of Commitment or Reduction of
              Purchase Limit...................................................3
SECTION 1.07  Limitation of Ownership Interest.................................3

                                   ARTICLE II
                          PARTICIPATION, PAY-OUT AMOUNT
                             AND RELATED DEFINITIONS

SECTION 2.01  Participation....................................................4
SECTION 2.02  Pay-Out Amount...................................................4
SECTION 2.03  Investment.......................................................5
SECTION 2.04  Yield Factor and Related Definitions.............................5
SECTION 2.05  Servicer's Fee Factor and Related Definitions....................7
SECTION 2.06  Total Reserves and Related Definitions...........................7
SECTION 2.07  Purchaser's Share................................................8

                                   ARTICLE III
                                   SETTLEMENTS

SECTION 3.01  Establishment and Use of Accounts................................9
SECTION 3.02  Non-Investment Reduction Day Settlement Procedures
              for Collections..................................................9
SECTION 3.03  Investment Reduction Settlement Procedures for Collections......10
SECTION 3.04  Special Settlement Procedures; Reduction of Investment, etc.....11
SECTION 3.05  Reporting.......................................................13
SECTION 3.06  Payments and Computations, Etc..................................14
SECTION 3.07  Dividing or Combining Participations............................14
SECTION 3.08  Treatment of Collections and Deemed Collections.................15

                                   ARTICLE IV
                            FEES AND YIELD PROTECTION

SECTION 4.01  Fees............................................................15


                                              Receivables Purchase Agreement - i

SECTION 4.02  Yield Protection................................................15

                                    ARTICLE V
                             CONDITIONS OF PURCHASES

SECTION 5.01  Conditions Precedent to Purchase................................17
SECTION 5.02  Conditions Precedent to All Purchases and Reinvestments.........19

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

SECTION 6.01  Representations and Warranties of Seller........................20
SECTION 6.02  Representations and Warranties of Amphenol......................24

                                   ARTICLE VII
                        COVENANTS OF SELLER AND AMPHENOL

SECTION 7.01  Affirmative Covenants of Seller and Amphenol....................28
SECTION 7.02  Reporting Requirements of Seller................................32
SECTION 7.03  Negative Covenants..............................................34

                                  ARTICLE VIII
                          ADMINISTRATION AND COLLECTION

SECTION 8.01  Designation of Servicer.........................................37
SECTION 8.02  Duties of Servicer and Seller...................................39
SECTION 8.03  Rights of the Agent.............................................40
SECTION 8.04  Further Action Evidencing Purchases.............................42
SECTION 8.05  Application of Collections......................................42

                                   ARTICLE IX
                               TERMINATION EVENTS

SECTION 9.01  Termination Events..............................................43
SECTION 9.02  Remedies........................................................44

                                    ARTICLE X
                                    THE AGENT

SECTION 10.01  Authorization and Action.......................................45
SECTION 10.02  Agent's Reliance, Etc..........................................45


                                             Receivables Purchase Agreement - ii

                                   ARTICLE XI
                       ASSIGNMENT OF PURCHASER'S INTEREST

SECTION 11.01  Restrictions on Assignments....................................46
SECTION 11.02  Evidence of Assignment; Endorsement on Certificate.............46
SECTION 11.03  Rights of Assignee.............................................46
SECTION 11.04  Rights of Collateral Trustee...................................46

                                   ARTICLE XII
                                 INDEMNIFICATION

SECTION 12.01  Indemnities by Seller and Amphenol.............................47

                                  ARTICLE XIII
                                SECURITY INTEREST

SECTION 13.01  Grant of Security Interest.....................................49
SECTION 13.02  Further Assurances.............................................49
SECTION 13.03  Remedies.......................................................49

                                   ARTICLE XIV
                                  MISCELLANEOUS

SECTION 14.01  Amendments, Etc................................................49
SECTION 14.02  Notices, Etc...................................................50
SECTION  14.03  No Waiver; Cumulative Remedies................................50
SECTION 14.04  Binding Effect; Assignability..................................50
SECTION 14.05  GOVERNING LAW..................................................50
SECTION 14.06  Costs, Expenses and Taxes......................................50
SECTION 14.07  No Proceedings.................................................51
SECTION 14.08  No Recourse to Certain Persons.................................51
SECTION 14.09  Confidentiality................................................51
SECTION 14.10  Submission to Jurisdiction.....................................52
SECTION 14.11  Waiver of Jury Trial...........................................52
SECTION 14.12  Integration....................................................53
SECTION 14.13  Captions and Cross References..................................53
SECTION 14.14  Execution in Counterparts......................................53

||


                                            Receivables Purchase Agreement - iii

                                   APPENDICES

APPENDIX A           Definitions

                            SCHEDULES

SCHEDULE 6.01(f)      Description of Proceedings
SCHEDULE 6.01(m)      List of Offices where Records are Kept
SCHEDULE 6.01(n)      List of Lock-box Banks
SCHEDULE 6.01(r)      Trade Names and Corporate Reorganizations
SCHEDULE 7.01(g)      Description of Credit and Collection Policy
SCHEDULE 7.03(d)      List of Account Banks

                                           EXHIBITS

EXHIBIT 1.03(a)       Notice of Purchase
EXHIBIT 3.04(a)       Form of Periodic Report
EXHIBIT 3.04(b)       Form of Liquidation Statement
EXHIBIT 5.01(a)       Form of Certificate
EXHIBIT 5.01(h)(i)    Form of Lock-box Agreement
EXHIBIT 5.01(h)(ii)-1 Form of Collection Account Agreement
EXHIBIT 5.01(h)(ii)-2 Form of Liquidation Account Agreement

EXHIBIT 5.01(i)-1 Form of Opinion of Counsel to Seller, Servicer and the Originators
EXHIBIT 5.01(i)-2 Form of Opinion of General Counsel of Seller, Servicer and the Originators
EXHIBIT 11.01         Form of Assignment


                                             Receivables Purchase Agreement - iv

        THIS AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this "Agreement"), dated as of May 19, 1997, is among AMPHENOL FUNDING CORP., a Delaware corporation having its principal office at 358 Hall Avenue, Wallingford, Connecticut 06492-7530 ("Seller"), AMPHENOL CORPORATION, a Delaware corporation having its principal office at 358 Hall Avenue, Wallingford, Connecticut 06492-7530 (in its individual capacity, "Amphenol," and as the initial Servicer), POOLED ACCOUNTS RECEIVABLE CAPITAL CORPORATION, a Delaware corporation having its principal office at c/o Broadstreet Contract Services, Inc., Two Wall Street, New York, New York 10005 ("Purchaser") and NESBITT BURNS SECURITIES, INC., a Delaware corporation having its principal office at 111 West Monroe Street, Chicago, Illinois 60603 ("Nesbitt Burns"), as agent for Purchaser (in such capacity, the "Agent"). Unless otherwise indicated, certain terms that are capitalized and used throughout this Agreement are defined in Appendix A.

                                   Background

        1. Seller has a portfolio of Receivables referred to herein as the Portfolio in which Seller intends to sell Participations referred to herein as Participations.

        2. The parties hereto (except that Nesbitt Burns is the successor to Bank of Montreal) entered into a Receivables Purchase Agreement, dated as of December 3, 1993 (as amended to the date hereof, the "Original RPA"), pursuant to which, among other things, the Seller agreed to sell to the Purchaser, and the Purchaser agreed to purchase from the Seller, Participations in the Portfolio. Seller has requested Purchaser, and Purchaser has agreed, on the terms and subject to the conditions contained in this Agreement, to purchase Participations from Seller from time to time during the term of this Agreement.

        3. Seller and Purchaser also desire that, on the terms and subject to the conditions of this Agreement, certain of the daily Collections in respect of such Participations be reinvested in the Portfolio through the sale to Purchaser of additional Participations in the Portfolio, such daily reinvestment of Collections to be effected by an automatic daily adjustment to Purchaser's Participations, and to be intended to permit Purchaser to maintain its Investments fully invested in the Portfolio.

        4. Purchaser expects generally to fund its Purchases and Reinvestments through the issuance of Commercial Paper Notes. Purchaser has entered into a Liquidity Agreement with the Banks providing for the making of loans by the Banks secured by Participations in the event Purchaser hereunder is unable to fund its Purchases or Reinvestments pursuant to this Agreement by the issuance of Commercial Paper Notes or otherwise prefers to fund such Purchases or Reinvestments under the Liquidity Agreement rather than by the issuance of Commercial Paper Notes because the Commercial Paper Rate is unavailable or otherwise not desirable, or is unable to pay such

Commercial Paper Notes at maturity from the proceeds of Collections from the Portfolio in which it holds a Participation hereunder. Purchaser has also entered into the Insurance Agreement with the Surety Bond Provider providing for the issuance of the surety bond supporting payment of Portfolio Receivables.

       5. Nesbitt Burns has been requested, and is willing, to act as the Agent.

       NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                 THE COMMITMENT

        SECTION 1.01 Commitment. On the terms and subject to the conditions set forth in this Agreement:

               (a) Purchases. Purchaser shall purchase from Seller Participations from time to time during the period from the date hereof to the Commitment Termination Date. Each such purchase and, as the context may require, the purchase price paid by Purchaser to Seller in respect thereof, is called a "Purchase".

               (b) Reinvestments. Pursuant to Section 3.02(a)(v), during the period from the date hereof to the Commitment Termination Date, Purchaser shall permit Servicer to cause certain of the Collections in respect of each Participation to be applied on behalf of the Purchaser to the reinvestment in Portfolio Receivables (herein called a "Reinvestment").

        Purchaser's obligation to make Purchases and Reinvestments is herein called the "Commitment".

        SECTION 1.02 Purchase and Reinvestment Limits. Under no circumstances shall Purchaser make any Purchase or Reinvestment to the extent that, after giving effect to such Purchase or Reinvestment, as the case may be:

               (a) Purchase Limit. The Aggregate Investment would exceed an amount (the "Purchase Limit") equal to $50,000,000, as such amount may be reduced pursuant to Section 1.06; or

               (b) Pay-Out Amount Limit. The Aggregate Pay-Out Amount would exceed an amount (the "Pay-Out Amount Limit") equal to 100% of the Net Portfolio Balance.


                                              Receivables Purchase Agreement - 2

        SECTION 1.03 Making Purchases from Seller. (a) Notice of Purchase. Seller may request a Purchase by delivering a notice substantially in the form of Exhibit 1.03(a) to the Agent not later than 11:00 a.m. (Chicago time) on the Business Day preceding the date of such proposed Purchase. Each such notice of a proposed Purchase shall specify the desired amount and date of such Purchase and the desired duration of the initial Yield Period for the resulting Participation. The Agent shall select the duration of such initial, and each subsequent, Yield Period in its discretion; provided that it shall use reasonable efforts, taking into account market conditions, to accommodate Seller's preferences.

        (b) Amount of Purchase. The amount of a Purchase shall be equal to the lesser of (x) the amount proposed by Seller pursuant to Section 1.03(a) and (y) the maximum amount permitted under Section 1.02.

        (c) Funding of Purchase. On the date of each Purchase, Purchaser shall, upon satisfaction of the applicable conditions set forth in Article V, make available to the Agent at its office indicated above the amount of its Purchase (determined pursuant to Section 1.03(b)) in same day funds, and after the Agent's receipt of such funds, the Agent shall make such funds immediately available to Seller at such office.

        SECTION 1.04 Number of Participations. The number of Participations hereunder at any one time, after giving effect to any Purchase, Reinvestment, division or combination, shall not exceed seven (7).

        SECTION 1.05 Commitment Termination Date. (a) The "Commitment Termination Date" shall be the earlier of (i) May 19, 2004 (herein, as such date may be extended, called the "Scheduled Commitment Termination Date"), and (ii) the date of termination of the Commitment pursuant to Section 1.06 or Section 9.02.

        (b) The then Scheduled Commitment Termination Date may be extended in the sole discretion of Purchaser and the Agent from time to time for an additional one year period by written request given by Seller to the Agent not more than ninety nor less than thirty days before the then Scheduled Commitment Termination Date, and written acceptance given by the Agent to Seller not later than such day.

        SECTION 1.06 Voluntary Termination of Commitment or Reduction of Purchase Limit. Seller may, upon at least five Business Days' notice to the Agent, terminate the Commitment in whole or reduce in part the unused portion of the Purchase Limit; provided, however, that (a) each partial reduction shall be in an amount equal to $5,000,000 or an integral multiple thereof, and (b) after giving effect to such partial reduction, the remaining Purchase Limit will not be less than $25,000,000.


                                              Receivables Purchase Agreement - 3

        SECTION 1.07 Limitation of Ownership Interest. Nothing in this Agreement shall be interpreted as providing Purchaser with an ownership interest in any receivables that are not Portfolio Receivables.

                                   ARTICLE II
                          PARTICIPATION, PAY-OUT AMOUNT
                             AND RELATED DEFINITIONS

        SECTION 2.01  Participation.

        (a) Definition and Computation of Participation. (i) For purposes of this Agreement, "Participation" means, as the context may require, an undivided ownership interest, stated as a percentage determined from time to time as provided in clause (ii) below, in (A) all then outstanding Portfolio Receivables, (B) all Related Security with respect to such Portfolio Receivables, and (C) all Collections with respect to, and other proceeds of, such Portfolio Receivables and Related Security.

               (ii) The ownership interest in clause (i) above at any time shall be computed as follows:

               P =  PA/NPB

               where:

               P      =      the Participation at any time;

               PA     =      the Pay-Out Amount of such Participation at such
                             time as determined pursuant to Section 2.02; and

               NPB    =      the Net Portfolio Balance.

        (b) Frequency of Computation of Participation. Each Participation shall be computed initially as of the opening of business of Servicer on the date of Purchase of such Participation and shall be recomputed upon receipt of each Periodic Report. In addition, until such Participation shall be reduced to zero, such Participation shall be deemed to be automatically recomputed as of the close of business of Servicer on each day, and, as so recomputed, shall constitute the percentage ownership interest in the Portfolio Receivables, the Related Security and the Collections and other proceeds with respect thereto held by Purchaser on such day. Such Participation shall become zero at such time as Purchaser shall have received the Earned Yield for such Participation, shall have recovered the Investment in such Participation and shall have received all other amounts payable to Purchaser


                                              Receivables Purchase Agreement - 4
pursuant to this Agreement in respect of such Participation, and Servicer shall have received the accrued Servicer's Fee for such Participation. Such Participation shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made.

        SECTION 2.02 Pay-Out Amount. "Pay-Out Amount" of a Participation at any times means an amount determined as follows:

               PA = I + YF + SFF + TR

               where:

               PA     =      the Pay-Out Amount of a Participation at any time;

               I      =      the Investment in such Participation, as determined
                             pursuant to Section 2.03;

               YF     =      the Yield Factor of such Participation at such
                             time, as determined pursuant to Section 2.04;

               SFF    =      the Servicer's Fee Factor of such Participation,
                             as determined pursuant to Section 2.05; and

               TR     =      the Total Reserves of such Participation, as
                             determined pursuant to Section 2.06.

        SECTION 2.03 Investment. "Investment" in a Participation means an amount equal to: (i) the aggregate of the amounts theretofore paid to Seller for such
Participation: (A) by Purchase pursuant to Sections 1.01(a) and 1.03 and (B) by Reinvestments pursuant to Sections 1.01(b) and 3.02(a)(v) less (ii) the aggregate amount of Collections received and actually distributed to the Purchaser on account of such Investment pursuant to Sections 3.02 and 3.03.

        SECTION 2.04  Yield Factor and Related Definitions.

        (a) Yield Factor. "Yield Factor" means, for a related Participation at any time, an amount determined as follows:

               YF = EY + UYR

               where:

               YF     =     the Yield Factor of such Participation at such time;


                                             Receivables Purchase Agreement - 5

               EY     =     the Earned Yield of such Participation as
                            determined pursuant to Section 2.04(b); and

               UYR    =     the Unearned Yield Reserve of such Participation
                            as determined pursuant to Section 2.04(d).

        (b) Earned Yield. "Earned Yield" means, for any Participation (or portion thereof) for each completed day in a related Yield Period during which Purchaser owns such Participation, an amount equal to the sum of (a) the product of (i) the Investment in such Participation on such day, (ii) the Purchaser Rate per annum on such day and (iii) without duplicating the impact of the per annum nature of the Purchaser Rate, 1/360, plus (b) the Negative Spread Fee for such day (if any); provided, however, that if, pursuant to the definition of "Purchaser Rate", different Purchaser Rates would apply to different portions of such Participation, then Earned Yield shall be calculated separately with respect to each such portion, and the Earned Yield for such Participation shall be the sum of the Earned Yields so calculated for such portions.

        (c) The Purchaser Rate. The "Purchaser Rate" for any Yield Period for any related Participation (or portion thereof) means:

               (i) in the case of a Participation (or portion thereof) funded by Commercial Paper Notes, the Commercial Paper Rate for such Yield Period;

               (ii) in the case of a Participation (or portion thereof) funded pursuant to the Liquidity Agreement, the Bank Rate for such Yield Period; provided, however, that the Bank Rate for such Yield Period will be based on the Reference Rate rather than the IBOR Rate (Reserve Adjusted) unless the Agent receives notice from Seller not later than 10:00 a.m. (Chicago time) two IBOR Business Days prior to the first day of such Yield Period; and

               (iii) with respect to any day on which a Termination Event shall have occurred and shall be continuing, notwithstanding clauses (i) and
        (ii) of this definition, the "Purchaser Rate" shall be a rate per annum equal to the Reference Rate in effect on such day plus 2% per annum.

        (d) Unearned Yield Reserve. "Unearned Yield Reserve" means, with respect to any Participation at any time, an amount equal to the product of (A) the related Investment in such Participation at such time, (B) the sum of (x) the Bank Rate for such Participation (for a Yield Period deemed to commence at such time for a period of one month) plus (y) the Yield Protection Margin deemed to be in effect at such time, (C) without duplicating the impact of the per annum nature of the rate described in clause (B), 1/360 and (D) the Adjusted Average Term of the Portfolio.

               (i) Yield Protection Margin. "Yield Protection Margin" means, during any Yield Period, a rate per annum equal to 0.25 times the IBOR Rate (Reserve Adjusted).


                                              Receivables Purchase Agreement - 6

               (ii) Adjusted Average Term. "Adjusted Average Term" means, on any day, the product of 1.5 and the Average Term for such day.

               (iii) Average Term. "Average Term" means, on any day, that period (expressed in days) equal to the weighted average number of days (based on aging categories) that the Portfolio Receivables are outstanding until paid in full as shall be calculated by Servicer as set forth in the most recent Periodic Report in accordance with the provisions thereof; provided, however, that if the Agent shall disagree with any such calculation, the Agent may recalculate the Average Term for such day, which calculation shall, absent manifest errors, be conclusive.

        SECTION 2.05  Servicer's Fee Factor and Related Definitions.

        (a) Servicer's Fee Factor. "Servicer's Fee Factor" means, with respect to any Participation at any time, an amount determined as follows:

               SFF = SF + USFR

               where:

               SFF    =      the Servicer's Fee Factor for such Participation at
                             such time;

               SF     =      the accrued and unpaid Servicer's Fee with respect
                             to such Participation at such time, as determined pursuant to Section 2.05(b); and

               USFR   =      the Unearned Servicer's Fee Reserve for such
                             Participation at such time, as determined pursuant to Section 2.05(c).

        (b) Servicer's Fee. "Servicer's Fee" means, with respect to any Participation, an amount accrued each day in a Yield Period equal to (i) the product of (x) 1%, (y) the Investment in such Participation at the close of business on such day and (z) 1/360; or (ii) upon Servicer's reasonable request on and after the date that Amphenol shall no longer be Servicer, an alternative amount specified by Servicer not exceeding 110% of Servicer's reasonable estimate of the costs and expenses to perform its obligations under this Agreement during such Yield Period.

        (c) Unearned Servicer's Fee Reserve. "Unearned Servicer's Fee Reserve" means, for any Participation at any time, an amount equal to the product of (x) the related Investment in such Participation at such time times (y) 1% (or if Servicer's Fee is calculated pursuant to clause (b)(ii) above, the percentage determined by dividing such Investment at the close of business on such day by the amount of the Servicer's Fee accrued for such day, multiplying the quotient by l/360 and


                                              Receivables Purchase Agreement - 7
expressing the product as a percentage), times (z) a fraction the numerator of which is the number of days equal to the then Adjusted Average Term and the denominator of which is 360.

        SECTION 2.06 Total Reserves and Related Definitions. (a) The "Total Reserves" of any Participation on any day means the Investment in such Participation at the opening of business of Purchaser on such day multiplied by the greater of: (i) the Dilution Reserve Percentage plus the Loss Reserve Percentage and (ii) 12%.

        (b) The "Dilution Reserve Percentage" of any Participation on any day means an amount, expressed as a percentage, determined as follows:

               DRP = [(1.5 x ED) + ((DS-ED) x DS/ED)] x DHR

               where:

               DRP    =      the Dilution Reserve Percentage at such time;

               ED     =      the "Expected Dilution" means the average of the
                             Dilution Ratios for the 12 most recent calendar months;

               DS     =      the "Dilution Spike" means the highest three-month
                             rolling average of the Dilution Ratio during the 12 most recent calendar months; and

               DHR    =      the "Dilution Horizon Ratio" means the gross
                             sales of the Originators during the most recent calendar month divided by Eligible Receivables.

        (c) The "Loss Reserve Percentage" of any Participation on any day means an amount, expressed as a percentage, determined as follows:

               LRP = (1.5 x LR x LHR) / (1-(1.5 x LR x LHR))

               where:

               LRP    =      the Loss Reserve Percentage at such time;

               LR     =      the "Loss Ratio" means the highest three-month
                             rolling average of the Default Ratio during the 12 most recent calendar months; and

               LHR    =      the "Loss Horizon Ratio" means the gross sales of
                             the Originators during the four most recent calendar months divided by the Eligible
                             Receivables.


                                              Receivables Purchase Agreement - 8

        SECTION 2.07 Purchaser's Share. "Purchaser's Share" of any Participation with regard to any Collections of Portfolio Receivables received (or deemed received) by Seller or Servicer on any day means an amount equal to the product of: (a) the amount of such Collections received (or deemed received) by Seller or Servicer on such day, times (b)(i) if such day is not an Investment Reduction Day, such Participation (expressed as a decimal) on such day, and (ii) if such day is an Investment Reduction Day, the Pro Rata Share in respect of such Participation (expressed as a decimal) on such day; provided, however, that after such time as a Participation shall equal zero, the Purchaser's Share of Collections therefor shall also equal zero.

                                   ARTICLE III
                                   SETTLEMENTS

        SECTION 3.01 Establishment and Use of Accounts. (a) Lock-box Accounts. Seller hereby agrees to establish (or already has established in connection with the Original RPA) the Lock-box Accounts listed on Schedule 6.01(n) (and the related post office boxes) on or before the date of the first Purchase hereunder. The Lock-box Accounts shall be used to receive Collections. No funds other than Collections shall be deposited or transferred intentionally into any Lock-box Account.

        (b) Liquidation Account. Seller hereby agrees to establish (or already has established in connection with the Original RPA) the Liquidation Account on or before the date of the first Purchase hereunder. The Liquidation Account shall be used to receive transfers of certain amounts of the Purchaser's Share of Collections prior to Settlement Dates and for the other purposes described in the Transaction Documents. No funds other than those transferred in accordance with this Article III shall be transferred or deposited into the Liquidation Account.

        (c) Collection Account. Seller hereby agrees to establish (or already has established in connection with the Original RPA) the Collection Account on or before the date of the first Purchase hereunder. The Collection Account may be used to receive transfers of certain amounts of the Seller's share of Collections and for the other purposes described in the Transaction Documents.

        SECTION 3.02 Non-Investment Reduction Day Settlement Procedures for Collections.

        (a) Daily Procedure. On each day (other than an Investment Reduction
Day), Servicer shall be deemed to have received an amount equal to the Purchaser's Share of Collections of Portfolio Receivables that are deposited in the Lock-box Accounts on such day in respect of all Participations; and

               (i) Servicer may transfer from the Lock-box Accounts to the Collection Account (or may apply in accordance with Section 7.03(g)) the Seller's share of Collections in an amount


                                             Receivables Purchase Agreement - 9
        equal to the excess of (A) the aggregate Collections deposited in the Lock-box Accounts on such day over (B) the Purchaser's Share of such Collections for all Participations,

               (ii) out of the portion of the Purchaser's Share of such Collections that is allocable to each respective Participation, Servicer shall hold in trust for the benefit of Purchaser and shall transfer to the Liquidation Account (or may retain in one or more Lock-box Accounts) an amount equal to the Earned Yield on the Investment in such Participation accrued to (and including) such day and not previously so transferred to the Liquidation Account as aforesaid,

                (iii) Out of the portion of the Purchaser's Share of such Collections that is allocable to each respective Participation, Servicer shall transfer to its own account at its convenience, but in any event within five (5) days, the amount of the Servicer's Fee allocated to such Participation (as determined in accordance with Section 2.05(b)) which has accrued to (and including) such day but which has not previously been transferred to Servicer's account as aforesaid,

               (iv) Servicer shall apply an amount equal to the remainder of the portion of the Purchaser's Share of such Collections that is allocable to each respective Participation to reduce the Investment in each such Participation, such amount to be applied pro rata in accordance with the amount of each such Investment before such reduction (it being understood that such amount need not be physically paid to Purchaser under this clause (iv)),

               (v) After such reduction, but subject to Section 3.04(b), the amount referred to in the foregoing clause (iv) with respect to each Investment shall be reinvested by Servicer by means of a Reinvestment in the related Participation, thereby increasing the Investment in such Participation and causing a recomputation of such Participation pursuant to Section 2.01 as of the end of such day, and

               (vi) After any such Reinvestment, Servicer may transfer from the Lock-box Accounts to the Collection Account the amount referred to in the foregoing clause (v), or may apply such amount to make Restricted Payments permitted by Section 7.03(f).

        (b) Settlement Date Procedure. On each Settlement Date for each Participation (if no Investment Reduction Day shall have occurred during the Settlement Period then ending), Servicer shall transfer from the Liquidation Account (or from the Lock-box Accounts), as applicable, to the Purchaser's Account the amounts set aside as described in Section 3.02(a)(ii) and the amounts, if any, set aside pursuant to Section 3.04(b) or (c) for payment to the Agent on such Settlement Date; provided, however, that, if any Yield Period for a related Participation shall exceed three months, Servicer shall pay to the Agent within two Business Days of the last day of each three-month period in such Yield Period all Earned Yield that shall have accrued through such last day to the same extent as if such Yield Period had ended on such last day.


                                             Receivables Purchase Agreement - 10

        (c) Order of Application. Upon the Agent's receipt of funds distributed pursuant to Section 3.02(b), the Agent shall distribute them (i) to Purchaser in payment of the Earned Yield for such Participation and (ii) in the case of any amounts set aside pursuant to Section 3.04(b) or (c), to Purchaser in reduction of the related Investment.

        SECTION 3.03 Investment Reduction Settlement Procedures for Collections.
(a) Daily Procedure. On each Investment Reduction Day Servicer shall set aside and hold in trust for Purchaser the Purchaser's Share (calculated in respect of all Participations) of the Collections in respect of the Portfolio Receivables that were deposited in the Lock-box Accounts on such day by transferring an amount equal to the Purchaser's Share of such Collections no later than one Business day after the Servicer Persons' (or the relevant Servicers') deposit of such Collections into the relevant Lock-box Account, (i) to the Liquidation Account (if no Termination Event shall be continuing on such day) or (ii) upon the request of the Agent, to the Purchaser's Account (if a Termination Event shall be continuing on such day).

        (b) Settlement Date Procedure. On each Settlement Date for each Participation, if one or more Investment Reduction Days for such Participation occurs during the related Yield Period for such Settlement Period, Servicer shall transfer from the Liquidation Account (or from the Lock-box Accounts), as applicable, to the Purchaser's Account the amounts that have been deposited or retained therein pursuant to Sections 3.02(a)(ii) and 3.03(a), but that have not already been transferred to the Purchaser's Account; provided, however, that the total amount transferred to the Purchaser's Account (on an aggregate basis, taking into account both amounts transferred pursuant to this Section 3.03(b) and amounts transferred pursuant to Section 3.03(a) in respect of each Participation) shall not exceed the sum of (i) the Earned Yield for such Participation, (ii) the Investment in such Participation, (iii) the aggregate of other amounts owed hereunder by Seller to Purchaser or Agent (including, without limitation, all fees payable pursuant to the Fee Letter) and (iv) the accrued Servicer's Fee payable with respect to such Participation.

        (c) Order of Application. Upon receipt of funds deposited to the Purchaser's Account pursuant to Section 3.03(b), the Agent shall distribute them
(i) to Purchaser or the Agent (as the case may be) (A) in payment of the Earned Yield for the relevant Participation(s), (B) in reduction of the related Investment in such Participation(s), and (C) in payment of any other amounts owed by Seller hereunder to Purchaser or the Agent, in each case until reduced to zero, and (ii) to Servicer in payment of the accrued Servicer's Fee allocated to such Participation(s), also until reduced to zero. If there shall be insufficient funds on deposit for the Agent to distribute funds in payment in full of the aforementioned amounts, the Agent shall distribute funds, first, in payment of the Earned Yield for the relevant Participation(s), second, if Amphenol is not the Servicer, the amount described in the foregoing clause (ii) owing to such Person, third, in reduction of the related Investment in such Participation(s), fourth, in payment of other amounts payable to Purchaser or the Agent, and fifth, if Amphenol is the Servicer, in payment of the Servicer's Fee payable with respect to such Participation(s) owing to Amphenol.


                                             Receivables Purchase Agreement - 11

        SECTION 3.04 Special Settlement Procedures; Reduction of Investment, etc.

        (a) Deemed Collections. If on any day:

               (i) the Unpaid Balance of any Portfolio Receivable is:

                      (A) reduced as a result of any defective, rejected or
               returned merchandise or services, any cash discount, incorrect billings or any other adjustment by Seller, any Originator or any other Affiliate of Seller,

                      (B) reduced or cancelled as a result of a setoff in
               respect of any claim or dispute by the Obligor thereof against Seller, any Originator or any other Affiliate of Seller (whether such claim arises out of the same or a related or an unrelated transaction), or

                      (C) reduced on account of the obligation of Seller, any
               Originator or any other Affiliate of Seller to pay to the related Obligor any rebate or refund; or

               (ii) any of the representations or warranties of Seller set forth in Section 6.01(k) or (o) is no longer true with respect to the Portfolio Receivable,

then, on such day, Seller shall be deemed to have received a Collection of such Portfolio Receivable: (I) in the case of clause (i) above, in the amount of such reduction; and (II) in the case of clause (ii) above, in the amount of the Unpaid Balance of such Pool Receivable.

        On or before the fourteenth calendar day after the Month End Date of each month that contains one or more days on which Seller is deemed to have received such a Collection, Seller shall transfer an amount equal to the aggregate amount of such deemed Collections to Servicer (such transfer to be made, to the greatest extent practicable, from the Collection Account) and Servicer shall distribute such transferred amount in the manner set forth in
Section 3.02(a) or Section 3.03(a), as the case may be, as if such transferred amount actually had been received by Seller on the date of such transfer from the Obligors of such Receivables and as if such transferred amount actually had been deposited into one or more of the Lock-box Accounts on the date of such transfer.

        (b) Unreinvested Collections. Collections that may not be reinvested by means of Reinvestments in a Participation on account of the application of the Pay-Out Amount Limit or the Purchase Limit pursuant to Section 1.02 shall be so reinvested as soon as practicable without violating such Pay-Out Amount Limit or Purchase Limit, as the case may be, unless the Conditions Precedent have not been satisfied. To the extent and so long as such Collections may not be so reinvested, Servicer shall hold such Collections for the benefit of Purchaser for payment to the Agent on the Settlement Date for the Yield Period in which such Collections are accumulated to the extent that permitted Reinvestments cannot occur before such Settlement Date, and the related Investment


                                             Receivables Purchase Agreement - 12
as to such Participation shall be deemed reduced in the amount to be paid to the Agent only when in fact so paid. During any Investment Reduction Period, all such Collections shall be held in the Liquidation Account, and upon one Business Day's written notice given by the Agent to Seller, Servicer shall transfer such Collections from the Liquidation Account to the Purchaser's Account.

        (c) Seller's Reduction of Investment. If at any time Seller shall wish to cause the reduction of the Investment in a related Participation (but not to commence the liquidation of all Participations), Seller may do so as follows:

               (i) Seller shall give the Agent at least five Business Days' prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

               (ii) on the proposed date of commencement of such reduction and on each day thereafter, Servicer shall stop reinvesting Collections until the amount thereof not so reinvested shall equal the desired amount of reduction, and

               (iii) Servicer shall hold such Collections for the benefit of Purchaser in the Liquidation Account, for payment to the Agent on the Settlement Date for the Yield Period in which such Collections are accumulated, and the Investment in such Participation shall be deemed reduced in the amount to be paid to the Agent only when in fact so paid;

provided, however, that

               (A) the amount of any such reduction shall be not less than $5,000,000 and shall be an integral multiple of $1,000,000, and the Aggregate Investment after giving effect to such reduction shall not be less than $5,000,000 and shall be in an integral multiple of $1,000,000; provided, that the Aggregate Investment after giving effect to such reduction may be $0,

               (B) Seller shall use reasonable efforts to attempt to choose a reduction amount, and the date of the commencement thereof, so that such reduction shall commence and conclude in the same Yield Period, and

               (C) if two or more Participations shall be outstanding at the time of any proposed reduction, unless the Agent shall otherwise consent, such proposed reduction shall be applied to the Participation with the shortest remaining Yield Period.

        (d) Allocations of Obligor's Payments. Except as provided in Section 3.04(a) or as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Receivable shall be applied to such Obligor's Receivables then outstanding in the order of the age of such Receivables, starting with the oldest such Receivable; provided, however, that, if payment


                                             Receivables Purchase Agreement - 13
is designated by such Obligor for application to specific Receivables, it shall be applied to such specified Receivables.

        (e) Permitted Investments. Any amounts in the Liquidation Account or the Collection Account, as the case may be, may be invested by Seller (or Servicer on Seller's behalf) in Permitted Investments, so long as Purchaser's interest in such Permitted Investments is perfected and such Permitted Investments are subject to no Adverse Claims other than those of Purchaser provided hereunder.

        SECTION 3.05 Reporting. (a) On or prior to the fifteenth Business Day of each month (the "Report Date"), Servicer shall prepare and forward to the Agent:

               (i) a Periodic Report, relating to each Participation owned by Purchaser, as of the close of business of Servicer on the preceding Month End Date,

               (ii) a listing by Obligor of all Portfolio Receivables together with an aging of such Portfolio Receivables as of such Month End Date, and

               (iii) a certificate of Seller signed on its behalf by its chief financial officer, dated as of such Month End Date, to the effect that no Termination Event or Unmatured Termination Event has occurred and is continuing.

        (b) On or prior to each Settlement Date of any Settlement Period containing an Investment Reduction Day, Servicer shall prepare and forward to the Agent a Liquidation Statement as of the close of business of Servicer on such Settlement Date.

        (c) On or prior to each Settlement Date, Seller will advise the Agent and the Servicer of each Investment Reduction Day that occurrred during such Settlement Period ending on such Settlement Date.

        (d) Upon the request of the Agent, and upon the Commitment Termination Date, Servicer shall deliver to the Agent and the Surety Bond Provider a General Trial Balance as of the date specified in such request or as of the Commitment Termination Date, as the case may be.

        SECTION 3.06 Payments and Computations, Etc. (a) All amounts to be paid or deposited by Seller hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in lawful money of the United States of America in same day funds to a special account (account number 372968-8) in the name of the Purchaser (the "Purchaser's Account") and maintained at Harris Trust and Savings Bank at 115 South LaSalle Street, Chicago, Illinois 60603.


                                             Receivables Purchase Agreement - 14

        (b) Seller or Servicer, as applicable, shall, to the extent permitted by law, pay to the Agent interest on all amounts not paid or deposited when due hereunder at 2% per annum above the Reference Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be retained by the Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Agent of such overdue amount to Purchaser, in which case such interest accruing after such date shall be for the account of, and distributed by the Agent to, Purchaser.

        (c) All computations of interest and all computations of Earned Yield, Negative Spread Fee and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

        SECTION 3.07 Dividing or Combining Participations.

        (a) Division of Participations. The Agent may as of the last day of any Yield Period for any then existing Participation, divide such existing Participation on such last day into two or more new Participations, each such new Participation having such Investment as the Agent determines, and all such new Participations collectively having Investments in an aggregate amount equal to the Investment of such existing Participation.

        (b) Combination of Participations. The Agent may as of the last day of any Yield Period, or on or before the date of any proposed Purchase of a Participation by Purchaser, on such last day or such date of Purchase, as the case may be, combine into one new Participation such existing and/or proposed Participations or any combination thereof, such new Participation having an Investment equal to the sum of the Investments of such Participations so combined.

        SECTION 3.08 Treatment of Collections and Deemed Collections. Seller shall deliver forthwith to Servicer an amount equal to all Collections deemed received by Seller pursuant to Section 3.04(a), and Seller shall hold or distribute such Collections as Earned Yield, accrued Servicer's Fee, repayment of Investment, etc. to the same extent as if such Collections had actually been received on such date. If Collections are being paid to the Agent, or lock boxes or accounts directly or indirectly owned or controlled by the Agent, Servicer shall forthwith cause any deemed Collections to be paid to the Agent or such lock boxes or accounts. So long as Seller shall hold any Collections or deemed Collections required to be paid to Servicer or the Agent, it shall hold such Collections in trust and separate and apart from its own funds and shall clearly mark its records to reflect such trust.


                                             Receivables Purchase Agreement - 15

                                   ARTICLE IV
                            FEES AND YIELD PROTECTION

        SECTION 4.01 Fees. Seller shall pay to the Agent and Purchaser the fees in the amount and in the times set forth in the Fee Letter.

        SECTION 4.02 Yield Protection. (a) If (i) Regulation D of the Board of Governors of the Federal Reserve System or (ii) any Regulatory Change occurring after the date hereof:

               (A) shall subject an Affected Party to any tax, duty or other charge with respect to any Participation owned by or funded by it, or any obligations or right to make Purchases or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any Investments or Earned Yield made by or owed to or funded by it or any other amounts due under this Agreement in respect of any Participations owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor (except for changes in the rate of tax on the overall net income of such Affected Party imposed by the United States of America or the jurisdiction in which such Affected Party's principal executive office is located);

               (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System but excluding any reserve included in the determination of Earned Yield), special deposit, compulsory loan or similar requirement against assets of, deposits or obligations with or for the account of (or with or for the account of any Affiliate of), or credit extended by, any Affected Party;

               (C) shall change the amount of capital maintained or required, requested or directed to be maintained by such Affected Party;

               (D) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or any successor thereto) assesses, deposit insurance premiums or similar charges applicable to such Affected Party; or

               (E) shall impose any other condition affecting any Participations owned or funded by any Affected Party, its Certificates, if any, or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor;

and the result of any of the foregoing is or would be:

               (x) to increase the cost to (or in the case of Regulation D referred to above to impose a cost on): (I) an Affected Party funding or making or maintaining any Purchases or


                                             Receivables Purchase Agreement - 16

        Reinvestments, or loans or other extensions of credit under the Liquidity Agreement, or any commitment of such Affected Party with respect to any of the foregoing, or (II) the Agent for continuing its, or Seller's, relationship with Purchaser,

               (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, the Liquidity Agreement or the Insurance Agreement with respect thereto, or

               (z) in the reasonable determination of such Affected Party, to reduce the rate or return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could otherwise have achieved, then, within thirty days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis of such demand), Seller shall pay directly to such Affected Party, subject to the second sentence of subsection (b) below, such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction.

        (b) Each Affected Party will promptly notify Seller and the Agent within 30 days after it has knowledge of any event occurring after the date hereof which will entitle such Affected Party to such additional amounts as compensation pursuant to this Section 4.02. Such additional amounts shall accrue from the date of such event (or if such notice is not given within 30 days after such Affected Party's knowledge of such Event, from the date which is 30 days prior to the date such notice is given by such Affected Party).

        (c) In determining any amount provided for in this Section 4.02, the Affected Party may use any reasonable averaging and attribution methods that it (in its sole discretion) shall deem applicable. Any Affected Party when making a claim under this Section 4.02 shall submit to Seller a statement as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of manifest error, be conclusive and binding upon Seller.

                                    ARTICLE V
                             CONDITIONS OF PURCHASES

        SECTION 5.01 Conditions Precedent to Purchase. The effectiveness of this Agreement is subject to the condition precedent that the Agent shall have received the following, each (unless otherwise indicated) dated the date hereof, in form and substance satisfactory to the Agent:


                                             Receivables Purchase Agreement - 17

               (a) Except to the extent already delivered in connection with the Original RPA, a Certificate;

               (b) A copy of the resolutions of the Board of Directors of Seller and each Originator approving this amendment and restatement of the Original RPA and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of each such Person;

               (c) Good standing certificates for Seller and each Originator issued by the Secretary of State of the jurisdiction of such Person's incorporation;

               (d) Except to the extent that the certificates delivered in connection with the Original RPA remain true and correct, a certificate of the Secretary or Assistant Secretary of Seller and each Originator certifying the names and true signatures of the officers authorized on such Person's behalf to sign the Transaction Documents to be delivered by it (on which certificate the Agent and Purchaser may conclusively rely until such time as the Agent shall receive from Seller a revised certificate meeting the requirements of this subsection (d));

               (e) Except to the extent that the certificate of incorporation, other organizational document and/or by-laws delivered in connection with the Original RPA remain true and correct, the certificate of incorporation or other organizational document of each of Seller and each Originator, duly certified by the Secretary of State of the jurisdiction of such Person's incorporation as of a recent date acceptable to Agent, together with a copy of the by-laws of each of Seller and each Originator, duly certified by the Secretary or an Assistant Secretary of such Person;

               (f) Except to the extent already delivered in connection with the Original RPA: (i) acknowledgment copies of proper financing statements (Form UCC-1), filed on or prior to the date of the initial Purchase, naming Seller as assignor/seller of receivables or an undivided interest therein and Purchaser as the secured party and purchaser as may be necessary or, in the opinion of the Agent, desirable under the UCC to perfect Purchaser's interests in all Participations in which an interest may be assigned to it or otherwise created or arising hereunder and (ii) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements necessary to release all liens and other Adverse Claims of any Person in any Receivables, Related Security and the Lock-box Accounts previously granted by any Person;

               (g)(i) A written search report provided to the Agent by a search service acceptable to the Agent, listing all effective financing statements that name Seller or any Originator as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection (f) above and in such other jurisdictions that Agent shall reasonably request, together with copies of such financing statements (none of which shall cover any Receivable or interests therein or proceeds of any thereof), and (ii) tax and judgment lien search reports


                                             Receivables Purchase Agreement - 18
        from a Person satisfactory to the Agent showing no evidence of such lien filed against Seller or any Originator;

               (h) Except to the extent already delivered in connection with the Original RPA, duly executed copies of (i) Lock-box Agreements with each of the Lock-box Banks and (ii) Account Agreements with each of the Account Banks;

               (i) Favorable opinions from:

                      (i) Simpson Thatcher & Bartlett, counsel to Amphenol (as
               the Servicer), Seller and the Originators, substantially in the form of Exhibit 5.01(i)-1; and

                      (ii) Edward C. Wetmore, General Counsel of Amphenol (as
                the Servicer), Seller and the Originators, substantially in the form of Exhibit 5.01(i)-2;

               (j) Except to the extent already delivered in connection with the Original RPA, such powers of attorney as the Agent shall reasonably request to enable Agent to collect all amounts due under any and all Portfolio Receivables;

               (k) A Periodic Report as of the most recent Month End Date;

               (l) Except to the extent already delivered in connection with the Original RPA, the Servicer Person Letter Agreement, duly executed by Seller, Amphenol and the Originators;

               (m) Evidence (i) of the execution and delivery by each of the parties thereto of the amended and restated Purchase and Sale Agreement, dated as of the date hereof, and all documents, agreements and instruments contemplated thereby (which evidence shall include copies, either original or facsimile, of each of such documents, instruments and agreements), (ii) that each of the conditions precedent to the effectiveness of such amended and restated Purchase and Sale Agreement has been satisfied to the Agent's satisfaction, and (iii) that the initial purchases under such amended and restated Purchase and Sale Agreement have been consummated;

               (n) A certificate from an officer of Amphenol (in form satisfactory to the Agent) to the effect that, on the date hereof, Seller has a Tangible Net Worth, as calculated in accordance with GAAP, of at least Four Million Dollars ($4,000,000);

               (o) A certificate from an officer of Amphenol to the effect that Servicer and each Originator have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on each subsequent, data processing report that it generates which are of the type which any proposed purchaser or lender would use to evaluate the Receivables, the following legend (or the substantive thereof): "THE RECEIVABLES


                                             Receivables Purchase Agreement - 19

        DESCRIBED HEREIN HAVE BEEN SOLD TO AMPHENOL FUNDING CORP. PURSUANT TO AN AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT, DATED AS OF MAY 19, 1997, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AMONG AMPHENOL CORPORATION, CERTAIN OTHER ORIGINATORS, AND AMPHENOL FUNDING CORP.; AND UNDIVIDED, FRACTIONAL OWNERSHIP INTERESTS IN THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO POOLED ACCOUNTS RECEIVABLE CAPITAL CORPORATION PURSUANT TO AN AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, DATED AS OF MAY 19, 1997, AS THE SAME MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AMONG AMPHENOL FUNDING CORP., AMPHENOL CORPORATION, POOLED ACCOUNTS RECEIVABLE CAPITAL CORPORATION, AND NESBITT BURNS SECURITIES, INC., AS AGENT";

               (p) The Fee Letter, together with the fees payable to the Agent pursuant thereto and all costs and expenses due and payable pursuant to
        Section 14.06, if then invoiced;

               (q)(i) Duly executed and delivered counterparts of the Amphenol Credit Agreement (which agreement shall have a revolving credit term that expires no earlier than the Scheduled Commitment Termination Date) permitting the transactions contemplated by the Transaction Documents and not providing for any Adverse Claims in the Receivables, Related Security, Lock-box Accounts and other collateral described in Section 13.01, and (ii) confirmation that the recapitalization of Amphenol and its Affiliates shall have closed;

               (r) A certificate from an authorized officer of Amphenol and an authorized officer of Seller as to the satisfaction of the conditions set forth in Section 5.02; and

               (s) The Agent shall have received evidence of the execution and delivery of an amendment to the Liquidity Agreement in connection with this amendment and restatement of the Original RPA.

        SECTION 5.02 Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase) and each Reinvestment hereunder shall be subject to the further condition precedent ("Conditions Precedent") that on the date of such Purchase or Reinvestment the following statements shall be true (and Seller by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment shall be deemed to have certified that):

               (a) The representations and warranties contained in Sections
        6.01 and 6.02 are true and correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (except to the extent that any such representation or warranty is expressed to be made only as of an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date);


                                             Receivables Purchase Agreement - 20

               (b) No event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Termination Event or an Unmatured Termination Event;

               (c) After giving effect to each proposed Purchase or Reinvestment, the Aggregate Investment will not exceed the Purchase Limit and the Aggregate Pay-Out Amount will not exceed the Pay-Out Amount Limit; and

               (d) The Commitment Termination Date shall not have occurred;

provided, however, that the absence of the occurrence and continuance of an Unmatured Termination Event (other than an Unmatured Termination Event with respect to an event described in Section 9.01(f)) shall not be a Condition Precedent to:

               (i) any Reinvestment being made with the proceeds of Collections that were, on the same day, applied in reduction of the Aggregate Investment, or

               (ii) any other Reinvestment or any Purchase on any day which does not cause the Aggregate Investment, after giving effect to such Reinvestment or Purchase (and any Reinvestment referred to in clause (i) next above) to exceed the Aggregate Investment as of the opening of business on such day.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

        SECTION 6.01 Representations and Warranties of Seller. In order to induce Purchaser and the Agent to enter into this Agreement and, in the case of Purchaser, to make Purchases and Reinvestments hereunder, Seller hereby represents and warrants to Purchaser and the Agent as to itself as follows:

               (a) Organization and Good Standing. It is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; and has all requisite corporate power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

               (b) Due Qualification. It is duly licensed or qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses or approvals (except to the extent that the failure to be so licensed or qualified would not be reasonably likely to have a Material Adverse Effect),


                                            Receivables Purchase Agreement - 21

               (c) Power and Authority; Due Authorization. It has (i) all necessary corporate power and authority and legal right (A) to execute, deliver and perform its obligations under each Transaction Document to which it is a party, and (B) to sell and assign Participations on the terms and conditions herein provided, and (ii) duly authorized by all necessary corporate action (including, if required, any shareholder action) such execution, delivery and performance of such Transaction Documents. Seller had at all relevant times, and now has, all necessary power and authority and legal right to acquire and own the Portfolio Receivables, to sell and assign Participations and to incur obligations hereunder.

               (d) Valid Sale; Binding Obligations. Each Purchase made pursuant to this Agreement shall constitute a valid sale, transfer and assignment of the relevant Participation to Purchaser, enforceable against creditors of, and purchasers from, Seller; and this Agreement constitutes, and each other Transaction Document executed or to be executed by Seller, when duly executed and delivered, constitutes or will constitute, a legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

               (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under: (A) the articles or certificate of incorporation or by-laws of Seller, or (B) any indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which Seller is a party or by which it or any of its properties is otherwise bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its Receivables or related properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust or other agreement or instrument, other than the Transaction Documents, or (iii) violate any law or any order, rule or regulation applicable to Seller of any court or of any federal, state or foreign regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Seller or any of its properties.

               (f) No Proceedings. Except as described in Schedule 6.01(f),

                       (i) there is: (A) no order, judgment, decree,
               injunction, stipulation or consent order of or with any court or other government authority to which Seller is subject, and (B) there is no action, suit, arbitration, regulatory proceeding or investigation pending or threatened, before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, against Seller, that, in either case, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect; and


                                             Receivables Purchase Agreement - 22

                      (ii) there is no action, suit, proceeding, arbitration or
               regulatory or governmental investigation, pending or threatened, before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, the Certificate or any other Transaction Document, (B) seeking to prevent the sale and assignment of any Participation, the issuance of the Certificate, or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (C) seeking to adversely affect the federal income tax attributes of the Purchases and Reinvestments hereunder or the Certificate.

               (g) Bulk Sales Act. No transaction contemplated by this Agreement or the other Transaction Documents requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

               (h) Government Approvals. No authorization, consent, approval or other action by, and no notice to or filing with, any court, governmental authority or regulatory body or other Person, domestic or foreign (which has not been obtained or made), is or will be required for the due execution, delivery or performance by Seller of any Transaction Document to which it is a party, except for the filing of the UCC Financing Statements referred to in Article V, all of which, at the time required in Article V, shall have been duly made and shall be in full force and effect.

               (i) Financial Condition. (i) Seller's balance sheet as of the date of this Agreement, certified by the Financial Officer, copies of which have been furnished to Purchaser and the Agent, fairly presents Seller's assets and liabilities at such date; and

                      (ii) Since December 31, 1996, no event has occurred that
               has had, or is reasonably likely to have, a Material Adverse Effect.

               (j) Margin Regulations. The use of all funds acquired by Seller under this Agreement will not conflict with or contravene any of Regulations G, T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

               (k) Quality of Title. Seller owns each Portfolio Receivable, together with the related Contract and all purchase orders and other agreements related to such Portfolio Receivable, free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken


                                            Receivables Purchase Agreement - 23
        by Purchaser or by the Agent) except as expressly provided herein or in the Purchase and Sale Agreement. When Purchaser makes a Purchase, it shall have acquired and shall continue to maintain a valid and perfected first priority undivided percentage ownership interest to the extent of its Participation in each Portfolio Receivable and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by Purchaser or by the Agent except as expressly provided under this Agreement or under the Purchase and Sale Agreement). No effective financing statement or other instrument similar in effect covering any Portfolio Receivable, any interest therein, the Related Security or Collections with respect thereto is on file in any recording office except such as may be filed (i) in favor of the relevant Originator in accordance with the Contracts, (ii) in favor of the Seller in accordance with the Purchase and Sale Agreement, (iii) in favor of Purchaser or the Agent in accordance with this Agreement, (iv) in connection with any Adverse Claim arising solely as the result of any action taken by Purchaser (or any assignee thereof) or by the Agent or
        (v) in favor of the Collateral Trustee.

               (l) Accurate Reports. No Periodic Report (if prepared by Seller or any Originator, or to the extent that information contained therein was supplied by Seller or any Originator), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by Seller or any Originator to the Agent or Purchaser in connection with this Agreement or the other Transaction Documents was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Agent or Purchaser, as the case may be, at such time) as of the date so furnished, or contained or will contain any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

               (m) Offices. The principal places of business and chief executive offices of Seller is located at its address referred to in Section 14.02 and the offices where Seller keeps all its books, records and documents evidencing Portfolio Receivables, the related Contracts and all purchase orders and other agreements related to such Portfolio Receivables are located at the address specified in Exhibit 6.01(m) (or at such other locations, notified to the Agent in accordance with Section 7.01(f), in jurisdictions where all action required by Section 8.04 has been taken and completed).

               (n) Lock-box Accounts. The names and addresses of all the Lock-box Banks, together with the account numbers of the lock-box accounts of Seller at such Lock-box Banks, are specified in Exhibit 6.01(n) (or at such other Lock-box Banks and/or with such other lock-box accounts as have been notified to the Agent in accordance with Section 7.03(d)).

               (o) Eligible Receivables. Each Receivable included in the Seller's calculation of the Net Portfolio Balance as an Eligible Receivable on the date of any Purchase or Reinvestment shall be an Eligible Receivable on such date.

               (p) Capitalization.The authorized capital stock of Seller consists of one thousand (1000) shares of common stock, without par value ("Seller Common Stock"), 100 of which shares are currently issued and outstanding. All of such outstanding shares of Seller Common Stock are validly issued, fully paid and nonassessable and are owned (beneficially and of


                                             Receivables Purchase Agreement - 24
        record) by the Originators in the amounts set forth in Schedule 1 to the Subscription Agreement.

               (q) Licenses and Labor Controversies. (i) Seller has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain would be reasonably likely to have a Material Adverse Effect;

                      (ii) There are no labor controversies pending against
               Seller that have had (or are reasonably likely to have) a Material Adverse Effect.

               (r) Trade Names. Seller does not use any trade name other than its actual corporate name and the trade names set forth in Schedule 6.01(r). From and after December 3, 1988, Seller has not been known by any legal name other than its corporate name as of the date hereof, nor has it been the subject of any merger or other corporate reorganization, except as set forth in Schedule 6.01(r).

               (s) Taxes. Seller has filed all federal and other tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves, if any, in accordance with GAAP shall have been set aside on its respective books.

               (t) Compliance with Applicable Laws. Seller is in compliance with the requirements of (i) all applicable laws, rules, regulations and orders of all governmental authorities (excluding with respect to environmental matters, which are covered by clause (ii)) and (ii) to the best of its knowledge, all applicable environmental laws, rules, regulations and orders of all governmental authorities, in the case of each of clauses (i) and (ii), including federal, state, local or foreign, a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

        SECTION 6.02 Representations and Warranties of Amphenol. In order to induce Purchaser and the Agent to enter into this Agreement and, in the case of Purchaser, to make Purchases and Reinvestments hereunder, Amphenol hereby represents and warrants to Purchaser and the Agent as to itself and with respect to each other Originator as follows:

               (a) Organization and Good Standing. Each Originator has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.


                                             Receivables Purchase Agreement - 25

               (b) Due Qualification. Each Originator is duly licensed or qualified to do business as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such licensing or qualification (except to the extent that the failure to be so licensed or qualified would not be reasonably likely to have a Material Adverse Effect).

               (c) Power and Authority; Due Authorization. Each Originator has:
        (i) all necessary power, authority and legal right: (A) to execute and deliver, and perform its obligations under, each Transaction Document to which it is a party and (B) to generate, own, sell and assign Receivables on the terms and subject to the conditions herein and therein provided; and (ii) duly authorized such execution and delivery and such sale and assignment and the performance of such obligations by all necessary corporate action (including, if required, any shareholder action).

               (d) Binding Obligations. This Agreement and each other Transaction Document signed or to be signed by each Originator, when duly executed and delivered, constitutes or will constitute, a legal, valid and binding obligation of such Originator, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

               (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents, and the fulfillment of the terms hereof or thereof, will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under (i) each Originator's articles or certificate of incorporation or by-laws, or (ii) any indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which any Originator is a party or by which any Originator or any of their respective properties is bound, except for any conflict, breach or default that would not be reasonably likely to have a Material Adverse Effect, (b) result in the creation or imposition of any Adverse Claim upon any Originator's properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust or other agreement or instrument, other than the Transaction Documents, or (c) violate any law or any order, rule or regulation applicable to it of any court or of any federal, state or foreign regulatory body, administrative agency or other governmental instrumentality having jurisdiction over any Originator or any of its properties, except for any violation that would not be reasonably likely to have a Material Adverse Effect.

               (f) No Proceedings. Except as described in Schedule 6.01(f), there is no action, suit, proceeding or investigation pending before any court, regulatory body, arbitrator, administrative agency or other tribunal or governmental instrumentality: (i) asserting the


                                             Receivables Purchase Agreement - 26
        invalidity of any Transaction Document, (ii) seeking to prevent the issuance of any such Originator's Originator Assignment Certificate or the consummation of any of the transactions contemplated by any Transaction Document, or (iii) seeking any determination or ruling that is reasonably likely to have a Material Adverse Effect.

               (g) Bulk Sales Acts. No transaction contemplated hereby requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

               (h) Government Approvals. Except for the filing of the UCC financing statements referred to in Article V of the Purchase and Sale Agreement, all of which, at the time required in such Article V, shall have been duly made and shall be in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for each Originator's due execution, delivery and performance of any Transaction Document to which it is a party, except where the failure to receive or make such authorization, approval, action, notice or filing would not be reasonably likely to have a Material Adverse Effect.

               (i) Financial Condition. (i) The consolidated balance sheets of Amphenol and its consolidated subsidiaries as of December 31, 1996, and the related statements of income and shareholders' equity of Amphenol and its consolidated subsidiaries for the fiscal year then ended certified by Price Waterhouse, Amphenol's independent accountants, copies of which have been furnished to the Agent, present fairly the consolidated financial position of Amphenol and its consolidated subsidiaries as at such date and the consolidated results of the operations of Amphenol and its consolidated subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied; and

                      (ii) Since December 31, 1996, no event has occurred that
               has had, or is reasonably likely to have, a Material Adverse Effect.

               (j) Licenses, Contingent Liabilities and Labor Controversies. (i) No Originator has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain would be reasonably likely to have a Material Adverse Effect.

                      (ii) There are no labor controversies pending against any
               Originator that have had (or are reasonably likely to have) a Material Adverse Effect.

               (k) Margin Regulations. No use of any funds acquired by any Originator under the Purchase and Sale Agreement will conflict with or contravene any of Regulations G, T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.


                                             Receivables Purchase Agreement - 27

               (l) Quality of Title. (i) Each Receivable of each Originator (together with the Related Security for such Receivable) which is to be sold to Seller under the Purchase and Sale Agreement is or shall be owned by such Originator, free and clear of any Adverse Claim, except as provided herein and in the Purchase and Sale Agreement. Whenever Seller makes a purchase under the Purchase and Sale Agreement, it shall have acquired and shall continue to have maintained a valid and perfected ownership interest (free and clear of any Adverse Claim) in all Receivables generated by such Originator and all Collections related thereto, and in such Originator's entire right, title and interest in and to the Related Security with respect thereto.

                      (ii) No effective financing statement or other instrument
               similar in effect covering any Receivable generated by any Originator or any right related to any such Receivable that is of the type described in Section 1.1 of the Purchase and Sale Agreement is on file in any recording office except such as may be filed in favor of Seller or the Originators, as the case may be, in accordance with the Purchase and Sale Agreement or in favor of Purchaser in accordance with this Agreement.

               (m) Accuracy of Information. All factual written information heretofore or contemporaneously furnished (and prepared) by each Originator to Seller, Purchaser or the Agent for purposes of or in connection with any Transaction Document or any transaction contemplated hereby or thereby is, and all other such factual written information hereafter furnished (and prepared) by such Originator to Seller, Purchaser or the Agent pursuant to or in connection with any Transaction Document will be, true and accurate in every material respect on the date as of which such information is dated or certified. No information contained in any report delivered pursuant to Section 7.2 of the Purchase and Sale Agreement or in any Purchase Report shall be incomplete by omitting to state any material fact necessary to make such information not misleading on the date as of which such information is dated or certified.

               (n) Offices. Each Originator's principal place of business and chief executive office are located at their respective addresses set forth on the signature pages to the Purchase and Sale Agreement under such Originator's signature thereto, and the offices where such Originator keeps all its books, records and documents evidencing its Receivables, the related Contracts and all other agreements related to such Receivables are located at the addresses specified in Exhibit 6.01(m) (or at such other locations, notified to Servicer and the Agent in accordance with Section 7.01(f), in jurisdictions where all action required by Section 8.05 has been taken and completed).

               (o) Trade Names. No Originator uses any trade name other than its actual corporate name and the trade names set forth in Schedule 6.01(r). Except as set forth on Schedule 6.01(r), from and after December 3, 1988, each Originator has not been known by any legal name other than its corporate name as of the date hereof, nor has any Originator been the

                                             Receivables Purchase Agreement - 28
        subject of any merger or other corporate reorganization, except as set forth in Schedule 6.01(r).

               (p) Taxes. Each Originator has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

               (q) Compliance with Applicable Laws. Each Originator is in compliance with the requirements of all applicable laws, rules, regulations and orders of all governmental authorities, a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

                                   ARTICLE VII
                        COVENANTS OF SELLER AND AMPHENOL

        SECTION 7.01 Affirmative Covenants of Seller and Amphenol. From the date hereof until the first day following the Commitment Termination Date on which all Participations shall be reduced to zero and all Obligations hereunder shall have been finally and fully paid and performed, Seller hereby covenants and agrees with Purchaser and the Agent as to itself, and Amphenol hereby covenants and agrees with Purchaser and the Agent as to itself, Seller and each Originator, that, unless the Agent shall otherwise consent in writing, it shall:

               (a) Compliance with Laws, Etc. Comply, and in the case of Amphenol, cause each Originator to comply, in all material respects with all applicable laws, rules, regulations and orders that relate to the Portfolio Receivables and related Contracts except where the failure to so comply would not materially and adversely affect the collectability of the Portfolio Receivables or the rights of Purchaser hereunder.

               (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Material Adverse Effect.

               (c) Audits. (i) At any time and from time to time during regular business hours (and upon two Business Days' prior notice so long as no Termination Event is continuing), permit, and in the case of Amphenol, cause the Seller and each Originator to permit, the Agent, or its agents or representatives (and/or, if the Agent shall have consented (which consent shall


                                            Receivables Purchase Agreement - 29
        not be unreasonably withheld), the Surety Bond Provider or its agents or representatives) (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in possession or under the control of Seller, Amphenol or any other Originator relating to Receivables, including, without limitation, the related Contracts and purchase orders and other agreements, and (B) to visit the offices and properties of Seller, Amphenol and each Originator for the purpose of examining such materials described in clause (i)(A) above, and to discuss matters relating to Portfolio Receivables or the performance hereunder with any of the officers or employees of Seller, Amphenol and each Originator having knowledge of such matters, and (ii) without limiting the foregoing clause (i), from time to time on request of the Agent (given not more than once in each calendar year so long as no Termination Event shall have occurred and be continuing), permit certified public accountants or other auditors acceptable to the Agent to conduct, at Seller's expense (so long as such expenses for Seller's account do not exceed $15,000 in a calendar year), a review of Seller's and Amphenol's books and records with respect to the Receivables.

               (d) Keeping of Records and Books of Account. Maintain and implement, and in the case of Amphenol, cause Seller and each Originator to maintain and implement, administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Portfolio Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Portfolio Receivables (including, without limitation, records adequate to permit the daily identification of each new Portfolio Receivable and all Collections of and adjustments to each existing Portfolio Receivable).

               (e) Performance and Compliance with Receivables and Contracts. Subject to Section 7.03(b), in the case of Amphenol, at its expense timely and fully perform and comply, and cause each other Originator timely and fully to perform and comply, in all material respects with all of the provisions, covenants and other promises required to be observed by it under the Contracts related to the Portfolio Receivables and all purchase orders and other agreements related to such Portfolio Receivables.

               (f) Location of Records. Keep, and in the case of Amphenol, cause each other Originator to keep, its principal place of business and chief executive office, and the offices where it keeps its records concerning the Portfolio Receivables, all related Contracts and all purchase orders and other agreements related to such Portfolio Receivables (and all original documents relating thereto), at the address(es) referred to in
        Section 6.01(m) or, upon 15 days' prior written notice to the Agent, at such other locations in jurisdictions where all action required by
        Section 8.04 shall have been taken and completed.

               (g) Credit and Collection Policies. In the case of Amphenol, comply, and cause each other Originator to comply, in all material respects with the Credit and Collection Policy of


                                             Receivables Purchase Agreement - 30

        Amphenol and each such Originator, respectively, in regard to each Portfolio Receivable and the related Contract.

               (h) Collections. (i) In the case of Amphenol (individually and not as Servicer), promptly remit, and cause each other Originator promptly to remit, to the applicable post office box related to the Lock-box Accounts (or cause to be deposited directly to such Lockbox Accounts) all Collections received by Amphenol or such other Originators, as the case may be;

                      (ii) Amphenol agrees to instruct, and to cause each other
               Originator to instruct, all Obligors to cause all Collections of Portfolio Receivables to be deposited directly with a Lock-box Bank; and

                      (iii) Amphenol shall, and shall cause each Servicer Person to, promptly draw on any letter of credit supporting any Receivable originated by it in order to ensure the timely payment of such Receivable, and shall cause the proceeds of such drawing to be deposited to a Lock-box Account on the date such drawing is honored by the issuer of such letter of credit.

               (i) Separate Corporate Existence. Amphenol and Seller hereby acknowledge that Purchaser and the Agent are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity separate from Servicer, Amphenol, and the Originators. Therefore, from and after the date hereof, Seller and Amphenol shall take all reasonable steps to continue Seller's identity as a separate legal entity and to make it apparent to third Persons that Seller is an entity with assets and liabilities distinct from those of Servicer, Amphenol, the Originators and any other Person, and is not a division of Servicer, Amphenol, any Originator or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in Section 7.01(b), Seller and Amphenol shall take such actions, and Amphenol shall cause the Originators to take such actions, as shall be required in order that:

                      (i) Seller will be a limited purpose corporation whose
               primary activities are restricted in its certificate of incorporation to purchasing Receivables from the Originators, entering into agreements for the servicing of such Receivables, selling Participations, making Originator Loans and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

                      (ii) Not less than one member of Seller's Board of
               Directors (the "Independent Directors") shall be individuals who are not direct, indirect or beneficial stockholders, officers, directors, employees, affiliates, associates, customers or suppliers of any Amphenol Person or any of its Affiliates. Seller's Board of Directors shall not approve, or take any other action to cause, the commencement of a


                                            Receivables Purchase Agreement - 31
        voluntary case or other proceeding with respect to Seller under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law, or the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or other similar official for Seller unless in each case all of the Independent Directors shall approve the taking of such action in writing prior to the taking of such action. The Independent Directors' fiduciary duty shall be to Seller (and creditors) and not to Seller's shareholders in respect of any decision of the type described in the preceding sentence. In the event an Independent Director resigns or otherwise ceases to be a director of Seller, there shall be selected a replacement Independent Director who shall not be an individual within the proscriptions of the first sentence of this clause (ii) or any individual who has any other type of professional relationship with any Amphenol Person or any of its Affiliates or any management personnel of any such Person or Affiliate and who shall be (x) a tenured professor at a business or law school, (y) a retired judge or (z) an established independent member of the business community, having a sound reputation and experience relative to the duties to be performed by such individual as an Independent Director;

                      (iii) No Independent Director shall at any time serve as
               a trustee in bankruptcy for any Amphenol Person;

                      (iv) Any employee, consultant or agent of Seller will be
               compensated from Seller's own bank accounts for services provided to Seller except as provided herein in respect of Servicer's Fee. Seller will engage no agents other than a Servicer for the Receivables, which Servicer will be fully compensated for its services to Seller by payment of the Servicer's Fee;

                      (v) Seller will contract with Servicer to perform for
               Seller all operations required on a daily basis to service its Receivables. Seller will pay Servicer a monthly fee based on the level of Receivables being managed by Servicer. Seller will not incur any material indirect or overhead expenses for items shared between Seller and any Amphenol Person which are not reflected in the Servicer's Fee. To the extent, if any, that Seller and any Amphenol Person share items of expenses not reflected in the Servicer's Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Amphenol shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents and the Liquidity Agreement, including, without limitation, legal, commitment, agency and other fees;


                                             Receivables Purchase Agreement - 32

                      (vi) Seller's operating expenses will not be paid by any
               Amphenol Person unless Seller shall have agreed in writing with such Amphenol Person to reimburse such Amphenol Person for any such payments;

                      (vii) Seller will have its own separate mailing address
               and stationery;

                      (viii) Seller's books and records will be maintained
               separately from those of every other Amphenol Person;

                      (ix) Any financial statements of any Amphenol Person which are consolidated to include Seller will contain detailed notes clearly stating that Seller is a separate corporate entity and has sold ownership interests in Seller's accounts receivable;

                      (x) Seller's assets will be maintained in a manner that
               facilitates their identification and segregation from those of any other Amphenol Person;

                      (xi) Seller will strictly observe corporate formalities in its dealings with each Amphenol Person, and funds or other assets of Seller will not be commingled with those of any Amphenol Person. Seller shall not maintain joint bank accounts or other depository accounts to which any Amphenol Person (other than Amphenol in its capacity as Servicer or any other Originator in its capacity as a Servicer Person) has independent access. None of Seller's funds will at any time be pooled with any funds of any other Amphenol Person;

                      (xii) Seller shall pay to the appropriate Amphenol Person
               the marginal increase (or, in the absence of such increase, the market amount of its portion) of the premium payable with respect to any insurance policy that covers Seller and any other Amphenol Person, but Seller shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any such insurance policy, with respect to any amounts payable due to occurrences or events related to any other Amphenol Person;

                      (xiii) Seller will maintain arm's length relationships
               with each Amphenol Person. Any Amphenol Person that renders or otherwise furnishes services to Seller will be compensated by Seller at market rates for such services; and

                      (xiv) Neither Seller nor any Amphenol Person will be or
               will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other.

               (j) Post Office Boxes. Except to the extent already provided in connection with the Original RPA, within 60 days after the date hereof, Amphenol shall deliver to the Agent


                                             Receivables Purchase Agreement - 33

        (with a copy for Purchaser) a certificate from an authorized officer of Amphenol to the effect that (i) the name of the renter of all post office boxes into which Collections may from time to time be mailed have been changed to the name of Seller (unless such post office boxes are in the name of the relevant Lock-box Banks) and (ii) all relevant postmasters have been notified that each of Servicer (and each Servicer Person) and the Agent are authorized to collect mail delivered to such post office boxes (unless such post office boxes are in the name of the relevant Lock-box Banks).

        SECTION 7.02 Reporting Requirements of Seller. From the date hereof until the first day following the Commitment Termination Date on which all Participations shall be reduced to zero and all Obligations shall have been finally and fully paid and performed, Seller will, unless the Agent shall otherwise consent in writing, furnish to the Agent the following:

               (a) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Amphenol and Seller, (i) copies of (A) the unaudited consolidated balance sheet of Amphenol and its consolidated subsidiaries, and (B) the unaudited balance sheet of Seller, in each case as at the end of such quarter, together with unaudited statements of earnings, stockholders' equity and cash flows for such quarter and the portion of the fiscal year through such quarter, prepared in accordance with GAAP (subject to ordinary course audit adjustments; provided that any adjusted financial statements shall be furnished to the Agent as soon as reasonably practical thereafter) and certified by the chief financial officer, treasurer or chief accounting officer of Amphenol (such officer being herein called the "Financial Officer"), (ii) a letter from the Financial Officer certifying to the best knowledge of the Financial Officer that neither a Termination Event nor an Unmatured Termination Event has occurred and is continuing;

               (b) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year of each of Amphenol and Seller, a copy of (A) the consolidated balance sheet of Amphenol and its consolidated subsidiaries, and (B) the balance sheet of Seller, in each case as at the end of such fiscal year, together with the related statements of earnings, stockholders' equity and cash flows for such fiscal year, each prepared in accordance with GAAP applied consistently throughout the periods reflected therein (Amphenol's consolidated balance sheet and such related statements to be certified without any Impermissible Qualification by independent certified public accountants of nationally recognized standing, and Seller's balance sheet and such related statements to be certified by the Financial Officer);

               (c) Reports to Holders and Exchanges. In addition to the reports required by subsections (a) and (b) above, promptly upon the Agent's request, copies of any publicly-filed reports or other documents, including any reports or registration statements that


                                             Receivables Purchase Agreement - 34

        Amphenol or Seller files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans;

               (d) ERISA. Promptly after receiving any notice of any Reportable Event (as defined in Title IV of ERISA) with respect to any Amphenol Person that would be reasonably likely to have a Material Adverse Effect, a copy of such notice;

               (e) Termination Events. As soon as possible after the occurrence of, and in any event within three Business Days after the occurrence of, each Termination Event and each Unmatured Termination Event, a written statement of Seller's chief financial officer or chief accounting officer setting forth details thereof and the action that Seller proposes to take with respect thereto, in each case in reasonable detail;

               (f) Litigation. As soon as possible, and in any event within three Business Days of Seller's knowledge thereof, written notice of (i) any action, suit, proceeding, arbitration, regulatory or governmental investigation of the type described in Schedule 6.01(f) not previously disclosed to the Agent, and (ii) any material adverse development in previously disclosed actions, suits, proceedings, arbitrations, regulatory or governmental investigations; and

               (g) Other. Promptly, from time to time, such other information, documents, records or reports with respect to the Receivables or the conditions or operations, financial or otherwise, of Seller or Amphenol as the Agent may from time to time reasonably request in order to protect the interests of the Agent or Purchaser in connection with this Agreement.

        SECTION 7.03 Negative Covenants. From the date hereof until the date following the Commitment Termination Date on which all Participations shall be reduced to zero and all Obligations hereunder shall have been finally and fully paid and performed, Seller and Amphenol shall perform their respective Obligations under this Section 7.03, unless the Agent shall otherwise consent in writing:

               (a) Sales, Liens, Etc. Except as otherwise provided herein or in the Purchase and Sale Agreement, neither Seller nor Amphenol shall sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Portfolio Receivable or related Contract or Related Security, any interest therein, or upon or with respect to any lock-box account to which any Collections of any Portfolio Receivable are sent, or assign any right to receive income in respect thereof.

               (b) Extension or Amendment of Receivables. Except as otherwise permitted in Section 8.02(c), Seller and Amphenol shall not, and Amphenol shall not permit any Originator to, extend, amend or otherwise modify in any material respect the terms of any Portfolio Receivable, or amend, modify or waive, in any material respect, any term or


                                            Receivables Purchase Agreement - 35
        condition of any Contract related thereto (which term or condition relates to payment under, or the enforcement of, such Contract).

               (c) Change in Business or Credit and Collection Policy. Seller and Amphenol shall not, and Amphenol shall not permit any Originator to, make any change in the character of its business or materially alter its Credit and Collection Policy, which change would, in either case, be reasonably likely to have a Material Adverse Effect.

               (d) Change in Payment Instructions to Obligors. Add or terminate any bank as a Lock-box Bank from those listed in Exhibit 6.01(n) or make any material change in its instructions to Obligors regarding Collections or payments to be made to any Lock-box Bank, unless (i) the Agent shall have received notice of such addition, termination or change and duly executed copies of Lock-box Agreements with each new Lock-box Bank and copies of such instructions (which shall be in form and substance acceptable to the Agent) and (ii) Purchaser previously shall have consented in writing to such addition, termination or change (which consent, in the case of any such addition or termination, shall not be unreasonably withheld by Purchaser). Seller shall not add or terminate any bank as an Account Bank from those listed in Schedule 7.03(d) or make any change in its instructions regarding payments to be made by any Account Bank, unless (A) the Agent shall have received duly executed counterparts of an Account Agreement with each new Account Bank and copies of such instructions (which shall be in form and substance acceptable to the Agent) and (B) Purchaser previously shall have consented in writing to such addition, termination or change (which consent, in the case of any such addition or termination, shall not be unreasonably withheld by Purchaser).

               (e) Mergers, Acquisitions, Sales, etc. (i) Seller shall not:

                             (A) be a party to any merger or consolidation, or
                      directly or indirectly purchase or otherwise acquire, whether in one or a series of transactions, all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, assign, convey or lease any of its property and assets (including, without limitation, any Receivable or any interest therein) other than pursuant to this Agreement;

                             (B) make, incur or suffer to exist an investment
                      in, equity contribution to, loan, credit or advance to, or payment obligation in respect of the deferred purchase price of property from any other Person, except for Permitted Investments and the Originator Notes; or

                             (C) create any direct or indirect Subsidiary or
                      otherwise acquire direct or indirect ownership of any equity interests in any other Person.


                                             Receivables Purchase Agreement - 36

                      (ii) Amphenol shall not, and shall not permit any other
               Originator to (unless such Originator is removed from the Purchase and Sale Agreement in accordance with the provisions thereof):

                             (A) be a party to any merger or consolidation,
                      except (1) a merger or consolidation involving Amphenol or an Originator where Amphenol or the Originator is the surviving corporation, or (2) a merger or consolidation among two or more Originators (including, without limitation, Amphenol), or

                             (B) directly or indirectly sell, transfer, assign,
                      convey or lease (1) whether in one or a series of transactions, all or substantially all of its assets, except to another Originator (including, without limitation, Amphenol), or (2) any Receivables or any interest therein (other than pursuant to this Agreement or the Purchase and Sale Agreement).

               (f) Restricted Payments.

                      (i) General Restriction. Except in accordance with this
               Section 7.03(f), Seller shall not (A) purchase or redeem any shares of its capital stock, (B) declare or pay any Dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any subordinated indebtedness of Seller, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any other Amphenol Person. Actions of the type described in this clause (i) are herein collectively called "Restricted Payments".

                      (ii) Types of Permitted Payments. Subject to the
               limitations set forth in clause (iii) below, Seller may make Restricted Payments so long as such Restricted Payments are made only to the Originators and only in one or more of the following ways:

                             (A) Seller may make cash payments (including
                      prepayments) on the AFC Notes in accordance with their terms; and

                             (B) if no amounts are then outstanding under the
                      AFC Notes, Seller may (1) declare and pay Dividends and
                      (2) make demand loans to one or more of the Originators (so long as each such loan is evidenced by an Originator
                      Note).

                      (iii) Specific Restrictions. Seller may make Restricted
               Payments only out of funds in the Lock-box Accounts that do not represent the Purchaser's Share of any


                                             Receivables Purchase Agreement - 37

               Collections (or deemed Collections). Furthermore, Seller shall not pay, make or declare:

                             (A) any Dividend if, after giving effect thereto,
                      Seller's Tangible Net Worth would be less than Four Million Dollars ($4,000,000); or

                             (B) any Restricted Payment (including any Dividend)
                      if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

               (g) Use of Seller's Share of Collections. Seller shall apply its share of Collections to make payments in the following order of priority: first, the payment of its expenses (including, without limitation, the Obligations payable to Purchaser and the Agent hereunder), second, the payment of accrued and unpaid interest on the AFC Notes, third, the payment of the outstanding principal amount of the AFC Notes, and fourth, other legal and valid corporate purposes.

               (h) Amendments to Certain Documents. (i) Neither Seller nor Amphenol shall, and Amphenol shall not permit any other Originator to, amend, supplement, amend and restate, or otherwise modify the Purchase and Sale Agreement, any Originator Assignment Certificate, any AFC Note, any Originator Note, the Subscription Agreement, any Lock-box Agreement, any agreement between a Lock-box Bank and Seller which is referred to in any Lock-box Agreement, or Seller's certificate of incorporation or by-laws, except (A) in accordance with the terms of such document, instrument or agreement (and, in the case of any agreement between a Lock-box Bank and Seller which is referred to in any Lock-box
        Agreement, in accordance with the terms of the relevant Lock-box Agreement) and (B) with the advance written consent of Purchaser and the Agent.

                      (ii) Amphenol shall not, and it shall not permit any
               Amphenol Person (including Seller or any Originator) to, enter into, execute and deliver, or otherwise become bound by, any agreement, instrument, document or other arrangement that restricts the right of any Amphenol Person that is a party to this Agreement or any other Transaction Document to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Document.

               (i) Deposits to Special Accounts. Deposit or otherwise credit, or cause or permit to be so deposited or credited by any Originator or any other Person, to any Lock-box Account or any Bank Account cash or cash proceeds other than Collections of Receivables.

               (j) Incurrence of Indebtedness. Seller shall not (i) create, incur or permit to exist any Indebtedness, Guaranty or liability or (ii) cause or permit to be issued for its account any


                                             Receivables Purchase Agreement - 38
        letters of credit or bankers' acceptances, except for Indebtedness incurred pursuant to an AFC Note and liabilities incurred pursuant to or in connection with the Transaction Documents or otherwise permitted therein.

                                  ARTICLE VIII
                          ADMINISTRATION AND COLLECTION

        SECTION 8.01 Designation of Servicer.

        (a) Amphenol as Initial Servicer. The servicing, administering and collection of the Receivables shall be conducted by the Person designated as servicer hereunder ("Servicer") from time to time in accordance with this
Section 8.01. Until the Agent gives notice to Amphenol of the designation of a new Servicer (the "Successor Notice"), which notice may be given at any time after the occurrence and during the continuance of a Termination Event, Amphenol is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.

        (b) Successor Notice. Upon Amphenol's receipt of a Successor Notice, Amphenol agrees that it will terminate its activities as Servicer hereunder, and will cause each Servicer Person to terminate its activities in that capacity, in a manner that the Agent indicates will facilitate the transition of the performance of such activities to the new Servicer. The Agent, or such other Person as the Agent shall designate, shall assume each and all of the obligations of Amphenol (and each Servicer Person) to service, administer and collect such Receivables, on the terms and subject to the conditions herein set forth, and Amphenol shall use its best efforts (and shall cause each Servicer Person to use its best efforts) to assist the Agent (or its designee) in assuming such obligations. Prior to designating such Person (other than the Agent) as the new Servicer, the Agent agrees to use reasonable efforts to obtain at least two competitive bids from Persons of sound reputation that are experienced in the business of servicing portfolios of trade receivables and/or that are otherwise acceptable to the Agent and rating agencies then rating Purchaser's Commercial Paper Notes, and agrees to designate as the new Servicer such Person submitting the lowest of such bids; provided, however, that such Person's bid meets all requirements of the Agent specified in its request for such bids; and provided further, that the failure of the Agent to obtain such bids shall not adversely affect the right of the Agent to designate a new Servicer pursuant to Sections 8.01(a) and (b).

        (c) Subcontracts. Servicer hereby appoints, and Purchaser and the Agent hereby consent to the appointment by Servicer of, each Originator to act as a Servicer Person with respect to the portion of the Portfolio Receivables sold by such Originator to Seller; provided, that Servicer shall remain liable for the performance of all duties and obligations of Servicer pursuant to the terms of this Agreement and the other Transaction Documents. The obligations and rights of each Originator, as a Servicer Person, are set forth in certain letter agreements by and among the parties hereto and the Originators (each a "Servicer Person Letter Agreement").


                                             Receivables Purchase Agreement - 39

        (d) Servicer's Fee. Seller hereby agrees to pay to Servicer a fee (the "Servicer's Fee") for each calendar month (or portion thereof in which such Person was acting as Servicer) from and including the date hereof to but excluding the date on which all amounts payable under or in connection with this Agreement and the Purchase and Sale Agreement have been finally paid in full (and this Agreement and the Purchase and Sale Agreement shall have terminated), in an amount calculated as follows:

               (i) at any time when Amphenol is the Servicer, an amount equal to one-twelfth of 1% of the Unpaid Balance of the Portfolio Receivables as measured on the latest Month End Date referred to in the most recent Periodic Report; or

               (ii) on and after Servicer's reasonable request made at any time when Amphenol is not the Servicer, the greater of (A) an amount calculated pursuant to the foregoing clause (i) or (B) an alternative amount specified by Servicer not exceeding 110% of the aggregate costs and expenses incurred by Servicer during such calendar month in connection with performing its obligations under this Agreement and the other Transaction Documents.

Such Servicer's Fee shall be paid out of the Seller's share of the Collections of Receivables, except to the extent the Servicer's Fee is expressly provided to be paid out of the Purchaser's Share of such Collections pursuant to Section 3.02(a)(iii). Accrued Servicer's Fees shall be payable at the times and in the amounts specified in Article III. In addition, on the fifteenth day of each calendar month (or, if such day is not a Business Day, on the next Business
Day), Seller and Servicer shall determine whether there was an aggregate underpayment (in which case Seller shall make an appropriate additional payment to Servicer on such date) or overpayment (in which case Servicer shall make, out of the Seller's share of such Collections, an appropriate rebate to Seller on such date) of the Servicer's Fee during the most recent calendar month.

        SECTION 8.02 Duties of Servicer and Seller.

        (a) Appointment; Duties in General. Each of Seller, Purchaser and the Agent hereby appoints the Servicer, from time to time designated pursuant to
Section 8.01, as its agent to enforce their respective rights and interests in and under the Portfolio Receivables, the Contracts and the Related Security. Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable (or shall cause each Servicer Person to take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable sold by it to Seller) from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy of the applicable Originator.

        (b) Allocation of Collections. Servicer shall set aside for the account of Seller and Purchaser their respective allocable shares of the Collections in accordance with Article III.


                                            Receivables Purchase Agreement - 40

        (c) Modification of Receivables. Servicer may adjust, and may permit each Servicer Person to adjust, in accordance with the Credit and Collection Policy of the applicable Originator, the Unpaid Balance of any Receivable of such Originator to reflect the reductions or cancellations described in the first sentence of Section 3.04(a). Servicer shall, or shall cause the applicable Servicer Person to, write off Receivables from time to time in accordance with the Credit and Collection Policy of the applicable Originator.

        (d) Documents and Records. Amphenol shall cause each Originator to deliver to Servicer, and Servicer shall hold in trust for Seller and Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks and Contracts) that evidence or relate to Receivables of such Originator, except that an Originator shall not be required to make such a delivery to the extent that (but only so long as) such Originator is acting as a Servicer Person pursuant to this Agreement.

        (e) Certain Duties to Seller. Servicer shall, as soon as practicable following receipt, turn over to Seller that portion of Collections of Receivables representing Seller's undivided interest therein, less, in the event Amphenol is no longer the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of Servicer of servicing, collecting and administering the Receivables to the extent not covered by the Servicer's Fee received by it.

        (f) Authorization to Act as Seller's Agent. Seller hereby appoints Servicer (but only for so long as Amphenol is the Servicer in the case of clauses (i), (v) and (vi) below) as its agent for the following purposes: (i) selecting the amount of each requested Purchase, (ii) specifying accounts to which payments are to be made to Seller, (iii) making transfers among, deposits to and withdrawals from the Lock-box Accounts and other deposit accounts of Seller for the purposes described in the Transaction Documents, (iv) arranging payment by Seller of all fees, expenses, other Obligations and other amounts payable under the Transaction Documents, (v) consenting to assignments and delegations by Purchaser and (vi) causing the reduction of the Investment pursuant to Section 3.04(c). Seller irrevocably agrees that (A) it shall be bound by all actions taken by Servicer pursuant to the preceding sentence, and
(B) that Purchaser, the Agent, the Lock-box Banks, the Account Banks and the banks holding all other deposit accounts of Seller are entitled to accept submissions, determinations, selections, specifications, transfers, deposits and withdrawal requests, and payments from Servicer on behalf of Seller.

        (g) Termination. The authorization of Servicer (and each Servicer Person) under this Agreement (and, in the case of the Servicer Persons, under the Purchase and Sale Agreement) shall terminate upon receipt by the Agent, after the Commitment Termination Date, of an amount equal to (i) the Aggregate Investment plus (ii) accrued Earned Yield for each Participation plus (iii) all other amounts owed to Purchaser and the Agent and (unless otherwise agreed to by Servicer and the Agent) to Servicer under this Agreement.


                                             Receivables Purchase Agreement - 41

        (h) Agreement Not to Resign. Amphenol acknowledges that Purchaser and the Agent have relied on Amphenol's agreement to act as the Servicer hereunder in their respective decisions to execute and deliver the Transaction Documents. In recognition of the foregoing, Amphenol agrees not to resign as Servicer voluntarily, or to permit any other Originator to resign as a Servicer Person voluntarily, unless Amphenol or such Originator is not permitted by law to serve in such capacity, as evidenced by an opinion of counsel to such effect, which opinion shall be satisfactory in form and substance to the Agent.

        SECTION 8.03 Rights of the Agent.

        (a) Notice to Obligors. At any time after the occurrence of and during the continuation of a Termination Event, the Agent may notify the Obligors of Receivables, or any of them, of the Purchaser's ownership of Participations.

        (b) Notice to Lock-box Banks. At any time following the earlier to occur of (i) the occurrence of (and during the continuation of) a Termination Event, or (ii) any of the Conditions Precedent shall not be satisfied and the Agent shall have requested implementation of the settlement procedures set forth in
Section 3.03, the Agent is hereby authorized to give notice to the Lock-box Banks, as provided in the Lock-box Agreements, of the transfer to the Agent (for the benefit of Purchaser) of dominion and control over the Lock-box Accounts to which the Obligors of Receivables make payments. Seller hereby transfers to the Agent (for the benefit of Purchaser), effective when the Agent shall give notice to the Lock-box Banks as provided in the Lock-box Agreements, the exclusive dominion and control over such Lock-box Accounts, and shall take any further action that the Agent may reasonably request to effect such transfer. The Agent is hereby authorized to give notice to the Account Banks, as provided in the Account Agreements, of the transfer of dominion and control over the Collection Account and the Liquidation Account to the Agent (for the benefit of Purchaser). Seller hereby transfers to the Agent (for the benefit of Purchaser), effective when the Agent shall give notice to the Account Banks as provided in the Account Agreements, the exclusive dominion and control over such Accounts, and shall take any further action that the Agent may reasonably request to effect such transfer.

        (c) Rights on Servicer Transfer. At any time following the designation of a Servicer other than Amphenol pursuant to Section 8.01:

               (i) The Agent may direct any Obligors of Receivables to pay all amounts payable under any Receivable directly to the Agent or its designee.

               (ii) The Agent may direct any Originator to make payment of all amounts payable to Seller under any Transaction Document (other than any Originator Note) to which such Originator is a party directly to the Agent or its designee.


                                            Receivables Purchase Agreement - 42

               (iii) Seller shall, at the Agent's request and at Seller's expense, give notice of Purchaser's ownership of Participations to each Obligor and direct that payments be made directly to the Agent or its designee.

               (iv) Seller and Amphenol shall, at the Agent's request, (A) assemble (and, in the case of Amphenol, cause each other Originator to assemble) all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks and Contracts) which evidence the Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Receivables, and shall make the same available to the Agent at a place selected by the Agent or its designee, (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee, and (C) permit (and Amphenol agrees to cause each Originator to permit), any successor Servicer and its agents, employees and assignees access to its respective facilities and its books, records, documents and instruments (including, without limitation, computer programs, tapes and disks and Contracts) related to Receivables.

               (v) Each of Seller, Amphenol and Purchaser hereby authorizes the Agent to take any and all steps in Seller's name and on behalf of Seller, Amphenol or Purchaser which are necessary, in the reasonable determination of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, indorsing Seller's or any Originator's name on checks and other instruments representing Collections and enforcing such Receivables, the related Contracts and the Related Security therefor.

               (vi) Seller hereby irrevocably appoints the Agent to act as Seller's attorney-in-fact, with full authority in the place and stead of Seller and in the name of Seller or otherwise, to take any action and to execute any instrument that the Agent, in its reasonable determination, may deem necessary to accomplish the purposes of this Agreement, including, without limitation:

                      (A) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Receivable;

                      (B) to receive, indorse and collect any drafts or other
               instruments, documents and chattel paper related to the Receivables or the Related Security, or constituting Collections;

                      (C) to file any claims or take any action or institute any proceedings which Purchaser, in its reasonable determination, may deem necessary for the collection of


                                             Receivables Purchase Agreement - 43
               any of the Receivables or otherwise to enforce the rights of the Agent and Purchaser with respect to any of the Receivables; and

                      (D) to perform the affirmative obligations of Seller under any Transaction Document (other than the Originator Notes).

Seller hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 8.03(c) is irrevocable and coupled with an interest.

        SECTION 8.04 Further Action Evidencing Purchases. Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that the Agent may reasonably request in order to perfect, protect or more fully evidence the Participations purchased by Purchaser hereunder, or to enable any of Purchaser, any holder of a Certificate or the Agent to exercise or enforce any of their respective rights hereunder or under their Certificates. Without limiting the generality of the foregoing, Seller will upon the request of the Agent: (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices as may be necessary or appropriate; (ii) mark conspicuously each Contract evidencing each Portfolio Receivable, mark its master data processing records evidencing such Portfolio Receivables and related Contracts with the legend described in Section 5.01(o); and (iii) deliver to Purchaser all letters of credit supporting the payment of any Portfolio Receivable, together with all necessary instruments of transfer or assignment. Seller hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Portfolio Receivables and the Related Security now existing or hereafter arising in the name of Seller. If Seller fails to perform any of its agreements or obligations under this Agreement, the Agent may (but shall not be required to) itself perform, or cause performance of, such Agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by Seller as provided in Section 12.01.

        SECTION 8.05 Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Portfolio Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder before being applied to any other indebtedness of such Obligor.


                                             Receivables Purchase Agreement - 44

                                   ARTICLE IX
                               TERMINATION EVENTS

        SECTION 9.01 Termination Events. A termination event ("Termination Events") shall occur if any of the following events occurs:

               (a)(i) Servicer (if Amphenol) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii)) and such failure shall remain unremedied for three Business Days, or (ii) Servicer (if Amphenol) or Seller shall fail to make any payment or deposit to be made by it hereunder when due;

               (b) Any representation or warranty made or deemed to be made by Seller, Servicer, Amphenol or any Originator (or any of their respective officers) under or in connection with any Transaction Document or any Periodic Report or Liquidation Statement or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made or deemed made;

               (c) Seller, Amphenol or any other Originator shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement or in any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for 30 Business Days after written notice thereof shall have been given by the Agent to Seller;

               (d) A default shall have occurred under any agreements, indentures or instruments under which Seller, Amphenol or any Material Subsidiary of Amphenol has outstanding indebtedness for borrowed money (including guarantees of such indebtedness but excluding non-recourse indebtedness) in excess of $20 million in principal amount and: (i) such indebtedness is already due and payable in full or (ii) such default has resulted in the acceleration of the maturity of such indebtedness, in each case after a period of five days during which period such default shall not have been cured or such acceleration shall not have been rescinded; provided, that no "Termination Event" shall result from any acceleration of any indebtedness existing under the Original RPA due to the recapitalization of Amphenol and its subsidiaries referred to in
        Section 5.01(q)(i);

               (e) An Event of Bankruptcy shall have occurred with respect to Seller, Amphenol or any other Originator;

               (f) The Aggregate Pay-Out Amount shall exceed the Pay-Out Amount Limit at any time during any month and such condition shall continue to exist unremedied for two Business Days after the related Report Date with respect to such month;


                                             Receivables Purchase Agreement - 45

               (g) The Default Ratio exceeds 8.0% at any time or the arithmetic mean of the Default Ratios for the most recent three calendar months exceeds 5.5%;

               (h) The Dilution Ratio exceeds 7.75% at any time;

               (i) The arithmetic mean of the Delinquency Ratios for the most recent three calendar months exceeds 9.5% at any time;

               (j) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of Seller and such lien shall not have been released within ten Business Days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of Seller or any Originator;

               (k) The warranties in Sections 6.01(i)(ii) and 6.02(i)(ii) shall not be true at any time;

               (l) A Change in Control shall have occurred;

               (m)(i) Any Transaction Document, or any ownership or other interest granted or created thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Seller, Servicer or any Originator; or (ii) Seller, Servicer, any Originator or any other Amphenol Person shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability;

               (n) Seller's Tangible Net Worth shall be less than $4,000,000 for more than five (5) consecutive Business Days; or

               (o) a Purchase and Sale Termination Event shall have occurred and be continuing.

        SECTION 9.02  Remedies.

        (a) Optional Termination. Upon the occurrence of a Termination Event (other than a Termination Event described in Section 9.01(e), (g), (h) or (i)), the Agent shall, at the request, or may with the consent, of Purchaser, by notice to Seller declare the Commitment Termination Date to have occurred.

        (b) Automatic Termination. Upon the occurrence of a Termination Event described in Section 9.01(e), (g), (h) or (i) the Commitment Termination Date shall be deemed to have occurred automatically; provided, however, that with respect to any proceeding instituted against Seller pursuant to 11 U.S.C. ss.303 (an "Involuntary Federal Proceeding"), the settlement procedures described in
Section 3.03 shall become applicable upon the commencement of such Proceeding and


                                             Receivables Purchase Agreement - 46
no further Purchases or Reinvestments of Collections shall be made; and provided further, that if such Involuntary Federal Proceeding is dismissed within 60 days after its commencement, and if no other Termination Event has occurred, then following such dismissal the Commitment shall be reinstated as if the Commitment Termination Date had not occurred upon the commencement of such Involuntary Federal Proceeding.

        (c) Additional Remedies. Upon any termination of the Commitment pursuant to this Section 9.02, the Agent and Purchaser, in addition to all other rights and remedies under this Agreement or otherwise, shall have all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing or the general applicability of Article XI hereof, (i) the occurrence of a Termination Event shall not deny Purchaser any remedy in addition to termination of the Commitment to which Purchaser may be otherwise appropriately entitled, whether at law or in equity, and (ii) Purchaser may elect to assign any Participation owned by Purchaser to an assignee following the occurrence of any Termination Event.

                                    ARTICLE X
                                    THE AGENT

        SECTION 10.01 Authorization and Action. Purchaser hereby appoints Nesbitt Burns as its Agent under and for purposes of each Transaction Document, and authorizes the Agent to act on its behalf under each Transaction Document and to exercise such powers hereunder and thereunder as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.

        SECTION 10.02 Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or the Agent under or in connection with this Agreement (including, without limitation, the Agent's servicing, administering or collecting Portfolio Receivables as Servicer pursuant to Section 8.01), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (i) may consult with legal counsel (including counsel for Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to Purchaser or any holder of a Certificate and shall not be responsible to Purchaser or any holder of a Certificate for any statements, warranties or representations made in or in connection with this Agreement or any other Transaction Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of Seller or any Originator or to inspect the property (including the books and records) of Seller or any Originator; (iv) shall not be responsible to Purchaser or any holder of a Certificate for the due


                                             Receivables Purchase Agreement - 47
execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Transaction Document, the Certificates or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

                                   ARTICLE XI
                       ASSIGNMENT OF PURCHASER'S INTEREST

        SECTION 11.01 Restrictions on Assignments. None of Amphenol, Seller or Purchaser may assign its rights hereunder or any interest herein without the prior written consent of the Agent, and, subject to Section 9.02(c), Purchaser may not assign any Participation (or portion thereof) to any Person without the prior written consent of Seller; except that (i) Purchaser may assign a Participation (or any portion thereof) to the Surety Bond Provider pursuant to the Insurance Agreement, and (ii) Purchaser may assign and grant a security interest in each Participation, and in all Purchaser's rights under this Agreement, to Bank of Montreal Trust Company, as Collateral Trustee, and any successor in such capacity, to secure Purchaser's obligations under or in connection with the Commercial Paper Notes, the Liquidity Agreement, the Insurance Agreement, the Depositary Agreement (as defined in the Liquidity Agreement) and certain other obligations of Purchaser incurred in connection with the funding of the Purchases and Reinvestments hereunder, which assignment and grant of a security interest shall not be considered an "assignment" for purposes of the second sentence of this Section 11.01 or, prior to the enforcement of such security interest, for purposes of any other provision of this Agreement; provided, that, notwithstanding any such assignment permitted pursuant to clause (i) or (ii), the Purchaser's obligations hereunder shall remain unchanged. Within five Business Days after notice of such proposed assignment, Seller agrees to advise the Agent of its consent or non-consent thereto.

        SECTION 11.02 Evidence of Assignment; Endorsement on Certificate. Any assignment of any Participation (or portion thereof) may be evidenced by an instrument of assignment in the form of Exhibit 11.01 or by such other instrument(s) as may be satisfactory to Purchaser, the Agent and the assignee. Purchaser hereby authorizes the Agent to, and the Agent agrees that it shall, endorse the Certificate to reflect any assignments made pursuant to this Article XI or otherwise.

        SECTION 11.03 Rights of Assignee. Upon the assignment of any Participation (or portion thereof) in accordance with this Article XI, to an assignee (other than the Surety Bond Provider or the Collateral Trustee), such assignee shall have all of the rights of Purchaser hereunder with respect to such Participation (or portion thereof) and all references to Purchaser (including in Section 4.02) shall be deemed to apply to such assignee to the extent of its interest in the related Investment and the related Collection.


                                             Receivables Purchase Agreement - 48

        SECTION 11.04 Rights of Collateral Trustee. Seller hereby agrees that, upon notice to Seller, the Collateral Trustee may exercise all the rights of Agent hereunder with respect to all Participations (or portions thereof) and Collections with respect thereto that are owned by Purchaser. Without limiting the foregoing, upon such notice the Collateral Trustee: (a) may request Servicer to segregate the Purchaser's Share of Collections from the Seller's allocable share, and from each other's allocable share, in accordance with Section 8.02(b), (b) may give the Successor Notice pursuant to Section 8.01(a), (c) may give or require the Agent to give notice to the Lock-box Banks as referred to in
Section 8.03(b), and (d) may direct the Obligors of Portfolio Receivables to make payments in respect thereof directly to an account designated by it to the same extent as the Agent might have done.

                                   ARTICLE XII
                                 INDEMNIFICATION

        SECTION 12.01 Indemnities by Seller and Amphenol.

        (a) General Indemnity. Without limiting any other rights which any such Person may have hereunder or under applicable law, Seller hereby agrees, and Amphenol jointly and severally with Seller, hereby agrees, to indemnify each of the Agent, Purchaser, Nesbitt Burns, the Banks, the Surety Bond Provider, their respective Affiliates, successors, transferees and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to the failure of Seller, Amphenol or any Originator to perform its obligations under any Transaction Document or arising out of claims asserted against an Indemnified Party relating to the transactions contemplated thereby or the use of proceeds therefrom, including (without limitation) in respect of the ownership or funding of a Participation or in respect of any Receivable or any Contract, excluding, however, (x) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (y) recourse (except as otherwise specifically provided in this Agreement) for Defaulted Receivables or (z) any tax based upon or measured by net income or gross receipts. Without limiting the foregoing, Seller agrees, and Amphenol jointly and severally with Seller agrees, to indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

               (i) the transfer by Seller of any interest in any Receivable other than a Participation;

               (ii) the breach of any representations or warranties made by Seller, Amphenol (or any of their respective officers) under or in connection with this Agreement, any Periodic Report, Purchase Report or Liquidation Statement or any other information or report delivered by


                                             Receivables Purchase Agreement - 49

        Seller or Servicer pursuant hereto which shall have been false or incorrect in any material respect when made or deemed made;

               (iii) the failure by Seller, Amphenol or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

               (iv) the failure to vest and maintain vested in Purchaser an undivided percentage ownership interest, to the extent of each Participation owned by it hereunder, in the Receivables in, or purporting to be in, the Portfolio, free and clear of any Adverse Claim, other than an Adverse Claim arising solely as a result of an act of Purchaser or the Agent, whether existing at the time of the Purchase of such Participation or at any time thereafter;

               (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Portfolio, whether at the time of any Purchase, Reinvestment or any subsequent time;

               (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable in, or purporting to be in, the Portfolio (including, without limitation, a defense based on such Receivable's or the related Contract's not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

               (vii) any failure of Amphenol, as Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of
        Article VIII;

               (viii) any products liability claim arising out of or in connection with merchandise or services that are the subject of any Portfolio Receivable; or

               (ix) any tax or governmental fee or charge (other than any tax upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Participation, or other interest in the Portfolio Receivables or in any goods which secure any such Portfolio Receivables.

        (b) Contribution. If for any reason the indemnification provided above in this Section 12.01 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then


                                             Receivables Purchase Agreement - 50

Seller and Amphenol shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Seller and Amphenol on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                                  ARTICLE XIII
                                SECURITY INTEREST

        SECTION 13.01 Grant of Security Interest. To secure the prompt payment and performance of all obligations of Seller arising in connection with this Agreement, the Certificate and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, payments on account of Collections received or deemed to be received and fees, Seller hereby assigns and grants to Purchaser a first priority security interest in all of Seller's right, title and interest in, to and under all of the following, whether now or hereafter existing: (a) all of Seller's rights, remedies, powers and privileges under, or in respect of, the Purchase and Sale Agreement (other than under, or in respect of, the Originator Notes), (b) all Lock-box Accounts, the Collection Account, the Liquidation Account, all funds on deposit in each of the foregoing accounts and all certificates and instruments, if any, from time to time evidencing such accounts and funds on deposit therein, all investments made with such funds, all claims thereunder or in connection therewith, and all interest, dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, and (d) all proceeds and amounts received or receivable by Seller under any or all of the foregoing. This Agreement shall constitute a security agreement under applicable law with regard to the security interest granted pursuant to this Section 13.01.

        SECTION 13.02 Further Assurances. The provisions of Section 8.04 shall apply to the security interest granted under Section 13.01 as well as to the Purchases and all Participations hereunder.

        SECTION 13.03 Remedies. Upon the occurrence of a Termination Event, Purchaser shall have, with respect to the collateral granted pursuant to Section 13.01, and in addition to all other rights and remedies available to Purchaser or the Agent under this Agreement or other applicable law, all the rights and remedies of a secured party upon default under the UCC.


                                            Receivables Purchase Agreement - 51

                                   ARTICLE XIV
                                  MISCELLANEOUS

        SECTION 14.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Seller or Amphenol therefrom shall in any event be effective unless the same shall be in writing and signed by (i) Seller, Amphenol, the Agent and Purchaser (with respect to an amendment) or (ii) the Agent and Purchaser (with respect to a waiver or consent by them) or Seller or Amphenol (as applicable) (with respect to a waiver or consent by them), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment (other than an extension of the Scheduled Commitment Termination Date) shall be effective unless the rating agencies then rating Purchaser's Commercial Paper Notes shall have issued a written statement that such amendment will not result in a downgrade or withdrawal of the rating of such Commercial Paper Notes.

        SECTION 14.02 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by facsimile (to be followed by mail) to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (i) if personally delivered, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Article I shall not be effective until received.

        SECTION 14.03 No Waiver; Cumulative Remedies. No failure on the part of the Agent, any Affected Party, any Indemnified Party, Purchaser or any other holder of any Participation (or any portion thereof) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        SECTION 14.04 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of Seller, Amphenol, the Agent and Purchaser and their respective successors and assigns, and the provisions of
Section 4.02 and Article XII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, that nothing in the foregoing shall be deemed to authorize any assignment not permitted in Section 11.01. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Commitment Termination Date, as all Participations shall have been reduced to zero and all Obligations shall have been finally and fully paid and performed. The rights and remedies


                                             Receivables Purchase Agreement - 52
with respect to any breach of any representation and warranty made by Seller or Amphenol pursuant to Article VI and the provisions of Article XII and Sections 4.02, 14.06 and 14.07 shall be continuing and shall survive any termination of this Agreement.

        SECTION 14.05 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF PURCHASER IN THE RECEIVABLES, OR REMEDIES HEREUNDER IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

        SECTION 14.06 Costs, Expenses and Taxes. In addition to its obligations under Article XII, Seller and Amphenol, jointly and severally, agree to pay on demand:

               (a)(i) all costs and expenses of Purchaser, the Agent, Nesbitt Burns and Bank of Montreal (including, without limitation, the reasonable fees and expenses of counsel thereof) in connection with (A) the preparation, execution and delivery of this Agreement, the Certificate, the other Transaction Documents and the Liquidity Agreement, (B) the preparation, execution and delivery of any waiver, amendment or other modification to this Agreement, any of the Transaction Documents and, to the extent caused by any such waiver, amendment or modification, any waiver, amendment or other modification to the Liquidity Agreement, and in each case all related certificates and other documents, and (C) the enforcement of this Agreement, the Certificate and the other Transaction Documents or any claim of breach of contract, breach of warranty or any other breach of this Agreement, the Certificate or any of the other Transaction Documents or any tort claim relating to any of the foregoing, and (ii) all costs and expenses of the Surety Bond Provider (including, without limitation, the reasonable fees and expenses of its counsel) in connection with the circumstance described in clause (C) above; and

               (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Certificates or the other Transaction Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

        SECTION 14.07 No Proceedings. Each of Seller, Amphenol, the Agent and Nesbitt Burns hereby agree that they will not institute against Purchaser, or join any other Person in instituting against Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding.


                                             Receivables Purchase Agreement - 53

        SECTION 14.08 No Recourse to Certain Persons. No recourse under any obligation, covenant or agreement of Purchaser contained in this Agreement shall be had against any stockholder, employee, officer, director, affiliate or incorporator of Purchaser; provided, however, that nothing in this Section 14.08 shall relieve any of the foregoing persons from any liability which such Person may otherwise have for its gross negligence or willful misconduct, it being understood, however, that recourse by the Seller to any of the foregoing persons in the event of any such Person's gross negligence or willful misconduct shall be limited to the assets of Purchaser.

        SECTION 14.09 Confidentiality. Each of the Purchaser and the Agent and each of its respective successors and assigns hereby agrees that it will maintain and cause its respective employees and Affiliates to maintain the confidentiality of all non-public information with respect to Seller, Amphenol and any other Originator and each of their respective businesses obtained by any such party in connection with the exercise of its rights pursuant to Section 7.01(c), except (i) as may be required or appropriate in communications with its respective independent public accountants, legal advisors or with independent financial rating agencies, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over it, (iii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or similar proceeding, (iv) as may be required by or in order to comply with any law, order, regulation or ruling, and (v) to any Bank, the Surety Bond Provider, any dealer or placement agent for Purchaser's Commercial Paper Notes (only as to the Periodic Reports), and any actual or potential assignee of, or participants in, any of the rights or obligations of Purchaser, any Bank, the Surety Bond Provider or the Agent; provided, that such Person has been informed of and has agreed to the foregoing confidentiality restrictions.

        SECTION 14.10 Submission to Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ILLINOIS OR UNITED STATES FEDERAL COURTS SITTING IN CHICAGO, ILLINOIS, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (d) IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 14.02; AND (e) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 14.10 SHALL AFFECT ANY PARTY'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY


                                             Receivables Purchase Agreement - 54

ACTION OR PROCEEDING AGAINST ANY PARTY OR ITS RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

        SECTION 14.11 Waiver of Jury Trial. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT (a) ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND (b) ANY PARTY HERETO (OR ANY ASSIGNEE OR THIRD PARTY BENEFICIARY OF THIS AGREEMENT) MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

        SECTION 14.12 Integration. This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

        SECTION 14.13 Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. Appendix A and the Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

        SECTION 14.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

                      [Signature pages begin on next page]


                                             Receivables Purchase Agreement - 55

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    AMPHENOL FUNDING CORP.,
                                    as Seller


                                    By:
                                       ----------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                           ------------------------------------

                                    358 Hall Avenue
                                    Wallingford, Connecticut 06492
                                    Attention: Treasurer
                                    Facsimile No.: (203) 265-8628

                                    AMPHENOL CORPORATION,  individually
                                    and as initial Servicer


                                    By:
                                       ----------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                           ------------------------------------

                                    358 Hall Avenue
                                    Wallingford, Connecticut 06492
                                    Attention: Treasurer
                                    Facsimile No.: (203) 265-8628

                                    POOLED ACCOUNTS RECEIVABLE
                                    CAPITAL CORPORATION, as Purchaser


                                    By:
                                       ----------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                           ------------------------------------

                                    c/o Broad Street Contract Services, Inc.
                                    Two Wall Street
                                    New York, New York 10005

                                    NESBITT BURNS SECURITIES, INC., as
                                    Agent


                                    By:
                                       ----------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                           ------------------------------------

                                    20th Floor East
                                    111 West Monroe Street
                                    Chicago, Illinois 60603
                                   Attention: Kevin Gibbons
                                    Telephone: (312) 461-5542
                                    Facsimile No.: (312) 293-4908

                                                                Schedule 6.01(f)
                                               to Receivables Purchase Agreement

                           DESCRIPTION OF PROCEEDINGS

Amphenol Funding Corporation

        NONE

Amphenol Corporation

        NONE

Amphenol Interconnect Products Corporation

        NONE

Times Fiber Communications, Inc.

        NONE

Pyle National Inc.

        NONE

The Sine Companies, Inc.

        NONE


                                                              Schedule 6.01(f)-1

                                                                Schedule 6.01(m)
                                               to Receivables Purchase Agreement

                              AMPHENOL CORPORATION
                     LIST OF OFFICES WHERE RECORDS ARE KEPT

Name                                Division/Subsidiary   Address
----                                -------------------   -------
Amphenol Corporation                      Subsidiary      358 Hall Avenue, Wallingford, CT 06492-7530

Amphenol Interconnect                     Subsidiary      20 Valley Street, Endicott, NY 13760
 Products Corporation

Amphenol - Aerospace Operations           Division        40-60 Delaware St., Sidney, NY 13838-1395
 (f/k/a Bendix Connector Operations)

Amphenol Fiber Optic Products             Division        1925A Ohio Street, Lisle, IL 60532

Pyle-National, Inc.                       Subsidiary      1334 N. Kostner Avenue, Chicago, IL 60651

Amphenol Communications & Network         Division        One Kennedy Avenue, Danbury, CT 06810
 Products Division (f/k/a
 RF/Microwave Operations)

Amphenol Spectra Strip/ITD                Division        720 Sherman Avenue, Hamden, CT 06514

Times Fiber Communications, Inc.          Subsidiary      358 Hall Avenue, Wallingford, CT 06492-7530

Times Fiber Communications, Inc.          Subsidiary      Route 2, Chatham Industrial Park,
                                                           Chatham, VA 24531

The Sine Companies, Inc.                  Subsidiary      25325 Joy Boulevard, Mt. Clemens,
                                                           MI 48046-2336


                                                              Schedule 6.01(m)-1

                                                                Schedule 6.01(n)
                                               to Receivables Purchase Agreement

                              AMPHENOL CORPORATION
                       SUMMARY OF LOCKBOX ACCOUNT NUMBERS

                   BANK                      A/C #                  LOCKBOX #
                   ----                      -----                  ---------

1.      AAO    Northern Trust               963445                   92386
               Floor B-11
               50 South LaSalle Street
               Chicago, IL 60675

2.      AAO    Wells Fargo                  4159259282               7628
               P.O. Box 63020
               San Francisco, CA 94163

3.      AAO    NationsBank                  0180744946               840690
               600 Peachtree Street
               Atlanta, GA 30308

4.      FOP    Bank of America - Illinois   7377169                  98291
               20th Floor Jackson
               231 South LaSalle Street
               Chicago, IL 60697

5.      CNP    Bank of America - Illinois   7164769                  96144
               20th Floor Jackson
               231 South LaSalle Street
               Chicago, IL 60697

6.      CNP    Fleet                        1522434                  840
               777 Main Street
               Hartford, CT 06115

7.      SS     Fleet                        9369245973               152
               777 Main Street
               Hartford, CT 06115

8.      TFC    Fleet                        0000227608               1701
               One Federal Street
               Boston, MA 02211


                                                              Schedule 6.01(n)-1

                   BANK                      A/C #                  LOCKBOX #
                   ----                      -----                  ---------

9.      AIPC   Fleet                        1522450                  825
               777 Main Street
               Hartford, CT 06115

10.     AIPC   Wells Fargo                  4159259290               7629
               P.O. Box 63020
               San Francisco, CA 94163

11.     P/N    Northern Trust               4103327                  92616
               Floor B-11
               50 South LaSalle Street
               Chicago, IL 60675

12.     SINE   NBD Bank                     0033820-44               78139
               P.O. Box 116A
               Detroit, MI 48232


                                                              Schedule 6.01(n)-2

                                                                Schedule 6.01(r)
                                               to Receivables Purchase Agreement

                    TRADE NAMES AND CORPORATE REORGANIZATIONS

Legal Entity                        Trade Names
------------                        -----------

Amphenol Corporation                Amphenol Corporation
                                    Amphenol RF
                                    Amphenol Products
                                    Bendix Connector Operations
                                    Spectra-Strip
                                    Amphenol
                                    Amphenol Aerospace Operations
                                    Amphenol Communication & Network Products
                                    AAO
                                    Amphenol FOP
                                    Amphenol Fiber Optic Products

Amphenol Interconnect Products      Amphenol Interconnect Products Corporation
  Corporation                       Amphenol Products
                                    Amphenol
                                    Amphenol Endicott
                                    Endicott
                                    AIPC

Pyle-National, Inc.                 Pyle-National, Inc.
                                    Pyle

Times Fiber Communications, Times   Fiber Communications, Inc.
  Inc.                              Times Fiber Communications
                                    Times
                                    Times Fiber
                                    TFC

The Sine Companies, Inc.            The Sine Companies, Inc.
                                    Sine Connector Corporation
                                    Sine
                                    Aaxico
                                    Tri-Mate
                                    Sine Products Company


                                                              Schedule 6.01(r)-1

                                    Sine Electro-Mold, Inc.
                                    Mil-Specialists, Inc.

Amphenol Funding Corp.              Amphenol Funding Corp.
                                    AFC

        From and after December 3, 1988, none of Amphenol Funding Corporation, Amphenol Corporation, Amphenol Interconnect Products Corporation, Pyle-National, Inc. and Times Fiber Communications, Inc. has been the subject of any merger or other corporate reorganization. From and after December 31, 1992, the Sine Companies, Inc. has not been the subject of any merger or other corporate reorganization except as follows: Amphenol Corporation has entered into an Agreement and Plan of Merger, dated as of January 23, 1997, with NXS Acquisition Corp. ("NXS"), a wholly-owned subsidiary of KKR 1996 Fund L.P., pursuant to which approximately 90% of the outstanding shares of Amphenol Corporation's Class A common stock will be purchased by NXS for $26.00 per share in cash and approximately 10% of such outstanding shares will be retained by other stockholders.


                                                              Schedule 6.01(r)-2

                                                                Schedule 7.01(g)
                                               to Receivables Purchase Agreement

                   DESCRIPTION OF CREDIT AND COLLECTION POLICY

                              [Amphenol to provide]


                                                              Schedule 7.01(g)-1

                                                                Schedule 7.03(d)
                                               to Receivables Purchase Agreement

                              LIST OF ACCOUNT BANKS

Fleet Bank
One Constitution Plaza
Hartford, CT 06115-1600                                       Collection Account
ABA #011900571
A/C Amphenol Funding Corporation
A/C #936-214-7297

Bankers Trust Company
One Bankers Trust Plaza
New York, NY 10006                                           Liquidation Account
ABA #021001033
A/C Amphenol Funding Corporation
A/C #00-237-307

                                                              Schedule 7.03(d)-1

                                                                 Exhibit 1.03(a)
                                               to Receivables Purchase Agreement

                               NOTICE OF PURCHASE

                                -----------, ----

Nesbitt Burns Securities, Inc.
20th Floor East
111 West Monroe Street
Chicago, Illinois 60603
Attention: Kevin Gibbons

Ladies and Gentlemen:

        Reference is hereby made to the Amended and Restated Receivables Purchase Agreement, dated as of May 19, 1997 (as heretofore amended or supplemented, the "Purchase Agreement"), among Amphenol Funding Corp., ("Seller"), Amphenol Corporation, as Servicer, Pooled Accounts Receivable Capital Corporation ("Purchaser") and Nesbitt Burns Securities, Inc., as agent for Purchaser (the "Agent"). Capitalized terms used in this Purchase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Purchase Agreement.

        This letter constitutes a Purchase Notice pursuant to Section 1.03(a) of the Purchase Agreement. Seller desires to sell a Participation on _________, ___ for a purchase price of $________. Seller requests an initial Yield Period of ___ days for such Participation.

        Seller hereby represents and warrants as of the date hereof, and as of the date of Purchase, as follows:

        (i) the representations and warranties contained in Section 6.01 of the Purchase Agreement are correct on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates;

        (ii) no Termination Event or Unmatured Termination Event has occurred and is continuing, or would result from such Purchase;

        (iii) after giving effect to the Purchase proposed hereby, the Aggregate Investment will not exceed the Purchase Limit and the Payout Amount will not exceed the Payout Amount Limit; and

        (iv) the Commitment Termination Date shall not have occurred.


                                                               Exhibit 1.03(a)-1

        IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.

                             AMPHENOL FUNDING CORP.


                                            By:
                                               --------------------------------
                                             Name:
                                                   ----------------------------
                                             Title:
                                                    ---------------------------


                                                               Exhibit 1.03(a)-2

                                                                 Exhibit 3.04(a)
                                               to Receivables Purchase Agreement

                             FORM OF PERIODIC REPORT


                              [Nesbitt to provide]


                                                               Exhibit 3.04(a)-1

                                                                 Exhibit 3.04(b)
                                               to Receivables Purchase Agreement

                          FORM OF LIQUIDATION STATEMENT

                           Liquidation Statement No.__
                            dated ____________, 19__
                               for Participations
                                sold pursuant to
                              Amended and Restated
                         Receivables Purchase Agreement
                            Dated as of May 19, 1997
                                      among
                             Amphenol Funding Corp.,
                                   as Seller,
                 Pooled Accounts Receivable Capital Corporation,
                                  as Purchaser
                                       and
                         Nesbitt Burns Securities, Inc.,
                                    as Agent

      Yield Period Beginning:__________
                     Ending:___________

            The following dates within the Yield Period were Investment Reduction Days: _________________________.(1)

      Part I. Allocation of Collections to Participation on Investment Reduction Days

      A.      Allocation on each Investment Reduction Day
              (See Schedule I for calculations.)

              1. Investment Reduction Day occurring on __/__/__            $___

--------
     (1) A liquidation statement is only required for Yield Periods during which one or more Investment Reduction Days occurred.


                                                               Exhibit 3.04(b)-1

              2. Investment Reduction Day occurring on __/__/__(2)          $___

      B.      Allocation on all Investment Reduction Days collectively
              (sum of sub-items of Part I-A)                                $___

      C.      Aggregate Earned Yield for Investment Reduction Days occurring
              in the Yield Period                                           $___

      D.      Allocation of Investment Reduction Day Collections to
              reduction of Investment (lesser of (x) Part I-B minus Part
              I-C and (y) amount of Investment on the last day of the
              Settlement Period)                                            $___

      E. Allocation of Investment Reduction Day Collections to other amounts owed by Seller to Purchaser and the Agent (Part I-B
              minus the sum of Parts I-C and I-D)                           $___

      F.      Allocation of Investment Reduction Day Collections to
              Servicer's Fee (Part I-B minus the sum of Parts I-C, I-D and
              II-E)                                                         $___

      G.      Excess Collections on Investment Reduction Days (Part I-B
              minus the sum of Parts I-C, I-D, I-E and I-F)                 $___

      Part II.       Amounts to be Deposited to Purchaser's
                     Account on Last Day of Settlement Period

      A.      Aggregate unpaid Earned Yield for the Settlement Period       $___

      B.      Collections allocated to reduction of Investment in respect of Investment Reduction Days in the Settlement Period (Part
              I-D)                                                          $___

      C.      Aggregate Servicer's Fee for non-Investment Reduction Days
              in the Settlement Period                                      $___

D.    D.      Collections allocated to Servicer's Fee in respect of
              Investment Reduction Days in the Settlement Period (Part I-F) $___

      Part III.  Payments

      A.     Aggregate amounts to be paid to Purchaser (sum of Part II-A
             plus Part II-B)                                                $___

--------
     (2) Expand or contract to reflect actual number of Investment Reduction
Days.


                                                              Exhibit 3.04(b)-2

      B.     Purchase Price of additional Participations, if any, to
             be purchased on last day of Settlement Period                  $___

      C.    Aggregate amounts to be paid by Agent to Seller (sum of
            Parts I-G and III-B)                                            $___

      D.    Aggregate amounts to be paid by Agent to Servicer (sum
            of Parts II-C and II-D)                                         $___

            The Servicer certifies the above figures, and the figures on the attached Schedules, to be true and complete.

                        AMPHENOL CORPORATION

Date:                              By:
     -----------                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


                                                              Exhibit 3.04(b)-3

                                   Schedule I
                            to Liquidation Statement

                   Allocation of Collections to Participation
                on Investment Reduction Day Occurring on __/__/__
                           (the "Calculation Date")(3)

1.    Dollar amount of all Collections received (or deemed received(4))
      on the Calculation Date                                              $___

2.    Allocation of such Collections to Participation ("The Purchaser's
      Share")

      2.01  The product of Collections (from Line 1) multiplied by the
            Pro Rata Share(5) of the Participation on the Calculation Date $___

      2.02 Enter the amount on Line 2.01 above here and in the appropriate sub-item of Part I-A of the main body of the Liquidation
            Statement.                                                     $___

--------
    (3) To be completed for each Investment Reduction Day occurring in the subject Yield Period.

    (4) This should include the full amount of Collections deemed received pursuant to Sections 3.03(a) and 3.04 of the Purchase Agreement.

    (5) Pro Rata Share is equal to a fraction the numerator of which is the Investment in such Participation and the denominator of which is the Aggregate Investment, as of the Calculation Date.


                                                               Exhibit 3.04(b)-4

                                                                 Exhibit 5.01(a)
                                               to Receivables Purchase Agreement

                               FORM OF CERTIFICATE

                           CERTIFICATE OF ASSIGNMENTS

        Reference is made to the Amended and Restated Receivables Purchase Agreement, dated as of May 19, 1997 (the "Purchase Agreement") among the undersigned, AMPHENOL CORPORATION, POOLED ACCOUNTS RECEIVABLE CAPITAL CORPORATION ("Purchaser"), and NESBITT BURNS SECURITIES, INC., as Agent. Terms defined in the Purchase Agreement are used herein as therein defined.

        The undersigned hereby sells, assigns and transfers unto Purchaser each Participation purchased from the undersigned pursuant to the Purchase Agreement.

        Each Purchase by Purchaser from the undersigned of an Participation shall be endorsed by the Agent on a grid with respect to each such Participation which has been or shall be attached hereto (and upon such attachment made a part hereof) or, at the Agent's option, in the records of the Agent, and such endorsement shall evidence the ownership by Purchaser of the Participation(s) so purchased; provided, however, that the failure of the Agent to make any such endorsement shall not void or otherwise impair any Purchase or limit the undersigned's obligations under the Purchase Agreement with respect to the Participation(s) so purchased.

        This Certificate of Assignments is made without recourse except as provided in the Purchase Agreement. This Certificate of Assignments is made pursuant to and upon all the representations, warranties, covenants and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by and construed and interpreted in accordance with the Purchase Agreement and the internal laws of the State of New York.

        Assignment by Purchaser of one or more Participations, or any portion thereof, is subject to the terms of the Purchase Agreement, including, without limitation, Article XI thereof. Any such assignment shall be endorsed by the Agent for Purchaser on the grid(s) with respect to such Participation(s) attached hereto or, at the Agent's option, in the records of the Agent, and such endorsement shall evidence the ownership by the assignee named therein of the Participation(s) (or portion thereof) so assigned; provided, however, that the failure of the Agent to make any such endorsement shall not void or otherwise impair any such assignment or limit the undersigned's obligations under the Purchase Agreement to the assignee with respect to the Participation(s) (or portion thereof) so assigned.


                                                               Exhibit 5.01(a)-1

        Each reduction in the Investment in each Participation as a result of the occurrence of an Investment Reduction Day with respect to such Participation and each combination or division of one or more Participations shall also be endorsed by the Agent for Purchaser on the grid(s) with respect to such Participation(s) attached hereto or, at the Agent's option, in the records of the Agent.

        The undersigned hereby certifies on and as of the date of each Purchase that the conditions set forth in Section 5.02 of the Purchase Agreement are fulfilled on such date.

        IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this day of ________, 199__.

                                     AMPHENOL FUNDING CORP.


                                     By:
                                        ---------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                           ------------------------------------


                                                               Exhibit 5.01(a)-2

                 Grid With Respect to Participation No. ___ (6)

            Attached to and Made a Part of Certificate of Assignment
               dated __________, 199_ from Amphenol Funding Corp.
                to Pooled Accounts Receivable Capital Corporation

Date of              Amount of           Amount of     Amount of
Endorsed             Original            Amount of     Reduction of  Increase of
Transaction          Investment          Assignment    Investment    Investment
-----------          ----------          ----------    ----------    ----------


--------

    (6) A separate grid should be attached reflecting each Participation as sold.


                                                               Exhibit 5.01(a)-3

                                                              Exhibit 5.01(h)(i)
                                               to Receivables Purchase Agreement

                           FORM OF LOCK-BOX AGREEMENT

                                 --------, ----

-------------
-------------
-------------

Ladies and Gentlemen:

        Reference is made to lock-box account no. ________ and demand deposit account no. __________ maintained with you (collectively, the "Account"). Pursuant to an Amended and Restated Purchase and Sale Agreement, dated as of May 19, 1997, among ____________ (the "Originator"), various other originators of receivables, Amphenol Funding Corp. (the "Seller") and Amphenol Corporation, individually and as the initial Servicer (the "Servicer"), the Originator has assigned, sold or transferred, and may hereafter assign, sell or transfer, to the Seller: (a) certain accounts, chattel paper, instruments and general intangibles (collectively, the "Receivables") with respect to which payments are or may hereafter be made to the Account and (b) all of its right, title and interest in and to the Account.

        Pursuant to an Amended and Restated Receivables Purchase Agreement, dated as of May 19, 1997 (the "Receivables Purchase Agreement"), among the Seller, the Servicer, Pooled Accounts Receivable Capital Corporation, as Purchaser (the "Purchaser"), and Nesbitt Burns Securities, Inc., as the agent for the Purchaser (the "Agent"), the Seller has assigned and/or may hereafter assign to the Purchaser one or more undivided percentage interests in certain of the Receivables, and has granted to the Purchaser a security interest in the Account. Your execution of this letter agreement is a condition precedent to the continued maintenance of the Account with you.

        We hereby transfer exclusive ownership and control of the Account to the Agent, subject only to the condition subsequent that the Agent shall have given you notice of its election to assume such ownership and control, which notice may be in the form attached hereto as Annex A or in any other form that gives you reasonable notice of such election.

        We hereby irrevocably instruct you, at all times from and after the date of your receipt of notice from the Agent as described above, to make all payments to be made by you out of or in


                                                            Exhibit 5.01(h)(i)-1
connection with the Account directly to the Agent, at its address set forth below its signature hereto or otherwise notified to you, for the account of the Purchaser (account no. 372968-8, maintained by Harris Trust and Savings Bank in Chicago, Illinois), or otherwise in accordance with the instructions of the Agent.

        We also hereby notify you that, at all times from and after the date of your receipt of notice from the Agent as described above, the Agent shall be irrevocably entitled to exercise in our place and stead any and all rights in respect of or in connection with the Account, including (without limitation):
(a) the right to specify when payments are to be made out of or in connection with the Account and (b) the right to require preparation of duplicate monthly bank statements on the Account for the Agent's audit purposes and mailing of such statements directly to an address specified by the Agent.

        Notice from the Agent may be personally served or sent by facsimile or U.S. mail, certified return receipt requested, to the address or facsimile number set forth under your signature to this letter agreement (or to such other address or facsimile number as you shall notify to the Agent in writing). If notice is given by facsimile, it will be deemed to have been received when the notice is sent and receipt is confirmed by telephone or other electronic means. All other notices will be deemed to have been received when actually received, or in the case of personal delivery, delivered.

        By executing this letter agreement, you acknowledge the existence of the Agent's right to ownership and control of the Account and its ownership of and security interest in the amounts from time to time on deposit therein and agree that from the date hereof the Account shall be maintained by you for the benefit of, and amounts from time to time therein held by you as agent for, the Agent on the terms provided herein. Upon execution hereof, the Account is to be entitled "AMPHENOL FUNDING CORP. and NESBITT BURNS SECURITIES, INC., AS AGENT FOR POOLED ACCOUNTS RECEIVABLE CAPITAL CORPORATION". Except as otherwise provided in this letter agreement, the Account is to be processed in accordance with the procedures, agreements and instructions currently in effect and as they may be modified from time to time. In making, agreeing to or accepting such modifications, before receipt of the Agent's notice described above, you may disregard the interest of the Agent in the Account; provided, that you shall endeavor to notify the Agent of material changes in your standard procedures. All service charges and fees with respect to the Account shall continue to be payable by us at all times, including after your receipt of the Agent's notice described above.

        By executing this letter agreement, you irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other party asserting, claiming or exercising, any right of set-off, banker's lien or other purported form of claim with respect to the Account or any funds from time to time therein, except for your rights to payment of your service charges and fees, to make deductions


                                                            Exhibit 5.01(h)(i)-2
for returned items, and to make appropriate adjustments with respect to entries previously posted (and your security interest to secure such rights, to the extent provided automatically under applicable law, in items deposited in the Account and proceeds thereof). Except for such rights, you shall have no additional rights in the Account or funds therein. To the extent you may ever have such additional rights, you hereby expressly subordinate all such additional rights to all rights of the Agent.

        You may terminate this letter agreement by cancelling the Account maintained with you, which cancellation and termination shall become effective only upon ten days' prior written notice thereof from you to the Agent and the undersigned. Incoming mail addressed to the post office box related to the Account received after such cancellation (including before the Agent's notice described above has been delivered to you) shall be forwarded in accordance with the Agent's instructions. This letter agreement may also be terminated upon written notice to you by the Agent stating that the Receivables Purchase Agreement pursuant to which this letter agreement was obtained is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be terminated or amended without the prior written consent of the Agent.

        Until you have received evidence reasonably satisfactory to you of the authorization of persons giving instructions on behalf of the Agent, upon receipt of a notice from the Agent as described above, you may freeze the Account and refuse to follow any instructions.

        You shall have no obligation to honor any request to pay out any funds in the Account in excess of collected, available funds in the Account.

        If you are unable for any reason to validly charge against the Account (by reason of insufficient funds or otherwise) an amount of your service charges and fees, deductions for returned items or appropriate adjustments with respect to entries previously posted, each of the Seller and Amphenol Corporation (and the Agent, but only to the extent relating to fees that accrued or credits that were withdrawn after your receipt of the Agent's notice as described above) agrees to pay such amount to you on demand.

        Each of the Seller and Amphenol Corporation (and the Agent, but only after your receipt of the Agent's notice as described above) agrees to indemnify and defend you and hold you harmless from any loss, cost, claim or expense (including reasonable attorneys' fees) that you suffer or incur relating to: (a) the deposit of items into the Account, (b) any use by the Agent or the Seller of any amounts in the Account, notwithstanding that such use may be unauthorized, fraudulent, outside the scope of the purchase by the Purchaser, or otherwise, or
(c) any specific instructions to you from the Seller (or, after your receipt of the Agent's notice as described above, the Agent), except (in each case) for any loss, cost, claim or expense caused by your gross negligence, willful misconduct or failure to follow such instructions (provided, that the instructions provided pursuant to clause (c): (i) shall not be contrary to your contract with the Originator or with this letter agreement, (ii) shall not be materially contrary to your standard procedures and (iii) shall be capable of being followed by you).


                                                            Exhibit 5.01(h)(i)-3

        Please acknowledge your agreement to the terms set forth in this letter agreement by signing in the space provided below the two copies hereof enclosed herewith, sending one such signed copy to the Agent at its address provided above and returning the other signed copy to us.

                                     Very truly yours,

                                     AMPHENOL FUNDING CORP.


                                     By:
                                        ---------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                     AMPHENOL CORPORATION, individually
                                     and as Servicer


                                     By:
                                        ---------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


                                     ----------------------


                                     By:
                                        ---------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


                                                            Exhibit 5.01(h)(i)-4

Accepted and confirmed as of
the date first written above:

NESBITT BURNS SECURITIES, INC., as Agent


By:
   ---------------------------
  Name:
       -----------------------
  Title:
        ----------------------


By:
   ---------------------------
  Name:
       -----------------------
  Title:
        ----------------------

Address for notice:

     20th Floor East
     111 West Monroe Street
     Chicago, Illinois 60603
       Attention: Kevin Gibbons
       Telephone: (312) 461-5542
       Facsimile No.: (312) 293-4908


                                                            Exhibit 5.01(h)(i)-5

Acknowledged and agreed to as
of the date first written above:


---------------------------------


By:
   ---------------------------
  Name:
       -----------------------
  Title:
        ----------------------

Address for notice:

     ------------------------------
     ------------------------------
     ------------------------------

    Attention:_____________________
      Telephone: (___) ___-____
      Facsimile No.: (___) ___-____


                                                            Exhibit 5.01(h)(i)-6

                                                                         ANNEX A
                                                            to Lockbox Agreement

                           [Letterhead of the Agent]

     ------------------------------
     ------------------------------
     ------------------------------

        Re:    Amphenol Funding Corp.
               Lock-box Account No. _________

Ladies and Gentlemen:

        Reference is made to the letter agreement dated as of ____________ (the "Letter Agreement") among Amphenol Funding Corp., Amphenol Corporation, Pooled Accounts Receivable Capital Corporation (the "Purchaser"), the undersigned, as Agent for the Purchaser, and you concerning the above described lock-box accounts (the "Accounts"). We hereby give you notice of our assumption of ownership and control of the Accounts as provided in the Letter Agreement.

        We hereby instruct you to make all payments to be made by you out of or in connection with the Accounts [directly to the undersigned, at [our address set forth above], for the account of the Purchaser (account no. _______)].

        [other instructions]

                                      Very truly yours,

                                      NESBITT BURNS SECURITIES, INC., as
                                      Agent


                                       By:
                                          -------------------------------------
                                          Name:
                                                -------------------------------
                                          Title:
                                                -------------------------------


                                                            Exhibit 5.01(h)(i)-7

                                                           Exhibit 5.01(h)(ii)-1
                                               to Receivables Purchase Agreement

                      FORM OF COLLECTION ACCOUNT AGREEMENT

                                November 23, 1993

Mr. Edward Gerber
Fleet Bank
One Constitution Plaza
Hartford, CT 06115

Ladies and Gentlemen:

        Reference is made to account no. 936-214-7297 maintained with you (the "Account"). Pursuant to a Receivables Purchase Agreement dated as of December 3, 1993 among Amphenol Funding Corp., as seller ("Seller"), Amphenol Corporation, as servicer ("Servicer"), POOLED ACCOUNTS RECEIVABLE CAPITAL CORPORATION, as Purchaser ("Purchaser"), and BANK OF MONTREAL, as agent for Purchaser (the "Agent"), Seller has granted to Purchaser a security interest in the Account. Your execution of this letter agreement is a condition precedent to our continued maintenance of the Account with you.

        We hereby transfer exclusive ownership and control of the Account to the Agent, subject only to the condition subsequent that the Agent shall have given you notice of its election to assume such ownership and control, which notice may be in the form attached hereto as Annex A or in any other form that gives you reasonable notice of such election.

        We hereby irrevocably instruct you, at all times from and after the date of your receipt of notice from the Agent as described above, to make all payments to be made by you out of or in connection with the Account directly to the Agent, at its address set forth below its signature hereto or otherwise notified to you, for the account of Purchaser (account no. 936-214-7297), or otherwise in accordance with the instructions of the Agent.

        We also hereby notify you that, at all times from and after the date of your receipt of notice from the Agent as described above, the Agent shall be irrevocably entitled to exercise in our place and stead any and all rights in respect of or in connection with the Account, including, without limitation, (i) the right to specify when payments are to be made out of or in connection with the Account and (ii) the right to require preparation of duplicate monthly bank statements on the


                                                        Exhibit 5.01(h)(ii)-1-1

Account for the Agent's audit purposes and mailing of such statements directly to an address specified by the Agent.

        Notice from the Agent may be personally served or sent by facsimile or U.S. mail, certified return receipt requested, to the address or facsimile number set forth under your signature to this letter agreement (or to such other address or facsimile number as you shall notify to the Agent in writing). If notice is given by facsimile it will be deemed to have been received when receipt is confirmed by telephone or other electronic means. All other notices will be deemed to have been received when actually received, or in the case of personal delivery, delivered.

        By executing this letter agreement, you acknowledge the existence of the Agent's right to ownership and control of the Account and its ownership of and security interest in the amounts from time to time on deposit therein and agree that from the date hereof the Account shall be maintained by you for the benefit of, and amounts from time to time therein held by you as agent for, the Agent on and subject to the terms provided herein. The Account is to be entitled "AMPHENOL FUNDING CORP. COLLECTION ACCOUNT". Except as otherwise provided in this letter agreement payments to the Account are to be processed in accordance with the standard procedures currently in effect. All service charges and fees with respect to the Account shall continue to be payable by us as under the arrangements currently in effect.

        By executing this letter agreement, you irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other party asserting, claiming or exercising, any right of set-off, banker's lien or other purported form of claim with respect to the Account or any funds from time to time therein. Except for your right to payment of your service charges and fees and to make deductions for returned items, you shall have no rights in the Account or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Agent.

        You may terminate this letter agreement by cancelling the Account maintained with you, which cancellation and termination shall become effective only upon thirty days' prior written notice thereof from you to the Agent. Incoming mail addressed to the post office box related to the Account received after such cancellation shall be forwarded in accordance with the Agent's instructions. This letter agreement may also be terminated upon written notice to you by the Agent stating that the Receivables Purchase Agreement pursuant to which this letter agreement was obtained is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be terminated or amended without the prior written consent of the Agent.


                                                         Exhibit 5.01(h)(ii)-1-2

        Please acknowledge your agreement to the terms set forth in this letter agreement by signing in the space provided below the two copies hereof enclosed herewith, sending one such signed copy to the Agent at its address provided above and returning the other signed copy to us.

                                    Very truly yours,

                                    AMPHENOL FUNDING CORP.


                                    By:
                                       ---------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                            ----------------------------------

                                    AMPHENOL CORPORATION,
                                    as Servicer


                                    By:
                                       ---------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                            ----------------------------------

Accepted and confirmed as
of the date first written above:

BANK OF MONTREAL, AS AGENT


By:
   ----------------------------
  Name:
       ------------------------
  Title:
        -----------------------

Address for notice:

        115 South LaSalle Street
        Chicago, Illinois 60603
        Attention:
        Facsimile no.:


                                                         Exhibit 5.01(h)(ii)-1-3

Acknowledged and agreed to as of
the date first written above:

FLEET BANK N.A.


By:
   ----------------------------
  Name:
       ------------------------
  Title:
        -----------------------

Address for notice:

        1 Constitution Plaza, HMMO3G
        Hartford, CT 06115-1600
        Attention: Edward Gerber
        Facsimile No.: (203) 244-5391


                                                         Exhibit 5.01(h)(ii)-1-4

                 [Letterhead of Nesbitt Burns Securities, Inc.]

[Name and Address
 of Collection Account Bank]

        Re:    Amphenol Funding Corp.
               Collection Account No.

Ladies and Gentlemen:

        Reference is made to the letter agreement dated ______, 19__ (the "Letter Agreement") among AMPHENOL FUNDING CORP., AMPHENOL CORPORATION, the undersigned (as successor to the Bank of Montreal), as Agent for POOLED ACCOUNTS RECEIVABLE CAPITAL CORPORATION (the "Purchaser"), and you concerning the above described account (the "Account"). We hereby give you notice of our assumption of ownership and control of the Account as provided in the Letter Agreement.

        We hereby instruct you to make all payments to be made by you out of or in connection with the Account[s] [directly to the undersigned, at [our address set forth above], for the account of Purchaser (account no. ____)].

        [other instructions]

                                   Very truly yours,

                                   NESBITT BURNS SECURITIES, INC.,
                                   as Agent


                                   By:
                                      -----------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                          -------------------------------------


                                                         Exhibit 5.01(h)(ii)-1-5

                                                           Exhibit 5.01(h)(ii)-2
                                               to Receivables Purchase Agreement

                      FORM OF LIQUIDATION ACCOUNT AGREEMENT

                                December 3, 1993

Bankers Trust Company
One Bankers Trust Plaza
New York, New York 10006

Ladies and Gentlemen:

        Reference is made to our liquidation account no. 00-237-307 maintained with you (the "Account[s]"). Pursuant to a Receivables Purchase Agreement dated as of December 3, 1993 among Amphenol Funding Corp., as seller ("Seller"), Amphenol Corporation, as servicer ("Servicer"), POOLED ACCOUNTS RECEIVABLE CAPITAL CORPORATION, as Purchaser ("Purchaser"), and BANK OF MONTREAL, as agent for Purchaser (the "Agent"), Seller has granted to Purchaser a security interest in the Account. Your execution of this letter agreement is a condition precedent to our continued maintenance of the Account with you.

        We hereby transfer exclusive ownership and control of the Account to the Agent, subject only to the condition subsequent that the Agent shall have given you notice of its election to assume such ownership and control, which notice may be in the form attached hereto as Annex A or in any other form that gives you reasonable notice of such election.

        We hereby irrevocably instruct you, at all times from and after the date of your receipt of notice from the Agent as described above, to make all payments to be made by you out of or in connection with the Account directly to the Agent, at its address set forth below its signature hereto or otherwise notified to you, for the account of Purchaser (account no. 379909-5, maintained by Harris Trust and Savings Bank in Chicago, Illinois), or otherwise in accordance with the instructions of the Agent.

        We also hereby notify you that, at all times from and after the date of your receipt of notice from the Agent as described above, the Agent shall be irrevocably entitled to exercise in our place and stead any and all rights in respect of or in connection with the Account, including, without limitation, (i) the right to specify when payments are to be made out of or in connection with the Account and (ii) the right to require preparation of duplicate monthly bank statements on the


                                                         Exhibit 5.01(h)(ii)-2-4

Account for the Agent's audit purposes and mailing of such statements directly to an address specified by the Agent.

        Notice from the Agent may be personally served or sent by facsimile or U.S. mail, certified return receipt requested, to the address or facsimile number set forth under your signature to this letter agreement (or to such other address or facsimile number as you shall notify to the Agent in writing). If notice is given by facsimile it will be deemed to have been received when receipt is confirmed by telephone or other electronic means. All other notices will be deemed to have been received when actually received, or in the case of personal delivery, delivered.

        By executing this letter agreement, you acknowledge the existence of the Agent's right to ownership and control (subject to the condition subsequent described above) of the Account and its ownership of and security interest in the amounts from time to time on deposit therein and agree that from the date hereof the Account shall be maintained by you for the benefit of, and amounts from time to time therein held by you as agent for, the Agent on and subject to the terms provided herein. The Account is to be entitled "AMPHENOL FUNDING CORP. LIQUIDATION ACCOUNT". Except as otherwise provided in this letter agreement payments to the Account are to be processed in accordance with the standard procedures currently in effect. All service charges and fees with respect to the Account shall continue to be payable by us as under the arrangements currently in effect.

        By executing this letter agreement: (a) you irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising any right of set-off, banker's lien or other purported form of claim with respect to the Account or any funds from time to time therein, except for your rights to payment of your service charges and fees, to make deductions for returned items, and (b) you acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other party asserting, claiming or exercising any right of set-off, banker's lien or other purported form of claim with respect to the Account or any funds from time to time therein. Except as provided above, to the extent that you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Agent.

        You may terminate this letter agreement by cancelling the Account maintained with you, which cancellation and termination shall become effective only upon thirty days' prior written notice thereof from you to the Agent. Incoming mail addressed to the post office box related to the Account received after such cancellation shall be forwarded in accordance with the Agent's instructions. This letter agreement may also be terminated upon written notice to you by the Agent stating that the Receivables Purchase Agreement pursuant to which this letter agreement was obtained is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be terminated or amended without the prior written consent of the Agent.


                                                         Exhibit 5.01(h)(ii)-2-4

        Please acknowledge your agreement to the terms set forth in this letter agreement by signing in the space provided below the two copies hereof enclosed herewith, sending one such signed copy to the Agent at its address provided above and returning the other signed copy to us.


                                     Very truly yours,

                                     AMPHENOL FUNDING CORP.


                                     By:
                                        ---------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                     AMPHENOL CORPORATION,
                                     as Servicer


                                     By:
                                        ---------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

Accepted and confirmed as of
the date first written above:

BANK OF MONTREAL, AS AGENT


By:
   ---------------------------------------
 Name:
      ------------------------------------
 Title:
       -----------------------------------

Address for notice:

      115 South LaSalle Street
      Chicago, Illinois 60603
      Attention:_______________
      Facsimile no.:___________


                                                         Exhibit 5.01(h)(ii)-2-4

Acknowledged and agreed to as of
the date first written above:

BANKERS TRUST COMPANY
By:
   ---------------------------------------
 Name:
      ------------------------------------
 Title:
       -----------------------------------

Address for notice:

        ----------------------------------
        ----------------------------------
        Attention:________________________
        Facsimile No.:____________________


                                                         Exhibit 5.01(h)(ii)-2-4

                 [Letterhead of Nesbitt Burns Securities, Inc.]

Bankers Trust Company
One Bankers Trust Plaza
New York, New York  10006

        Re:    Amphenol Funding Corp.
               Liquidation Account No.

Ladies and Gentlemen:

        Reference is made to the letter agreement dated ________, 19__ (the "Letter Agreement") among AMPHENOL FUNDING CORP., AMPHENOL CORPORATION, the undersigned (as successor to the Bank of Montreal), as Agent for POOLED ACCOUNTS RECEIVABLE CAPITAL CORPORATION, and you concerning the above described account (the "Account"). We hereby give you notice of our assumption of ownership and control of the Account as provided in the Letter Agreement.

        We hereby instruct you to make all payments to be made by you out of or in connection with the Account [directly to the undersigned, at [our address set forth above], for the account of Purchaser (account no. ____)].

        [other instructions]

                                     Very truly yours,

                                     NESBITT BURNS SECURITIES, INC.,
                                     as Agent

                                     By:
                                        ---------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


                                                         Exhibit 5.01(h)(ii)-2-4

                                                               Exhibit 5.01(i)-1
                                               to Receivables Purchase Agreement

       FORM OF OPINION OF COUNSEL TO SELLER, SERVICER AND THE ORIGINATORS

                                       [To be attached]

                                                             Exhibit 5.01(i)-1-1

                                                               Exhibit 5.01(i)-2
                                               to Receivables Purchase Agreement

             FORM OF OPINION OF GENERAL COUNSEL OF SELLER, SERVICER
                               AND THE ORIGINATORS

                                [To be attached]


                                                             Exhibit 5.01(i)-2-1

                                                                   Exhibit 11.01
                                               to Receivables Purchase Agreement

                               FORM OF ASSIGNMENT

        Assignment dated __________ __, 19 , made by the undersigned to _______ pursuant to the Amended and Restated Receivables Purchase Agreement dated as of May 19, 1997 (the "Purchase Agreement"; terms defined therein being used herein as therein defined) among AMPHENOL FUNDING CORP., AMPHENOL CORPORATION, the undersigned and NESBITT BURNS SECURITIES, INC., as agent.

        In consideration of the payment of $________, receipt of which payment is hereby acknowledged, the undersigned hereby assigns to ______ [all of] [an undivided ___% interest in] the undersigned's right, title and interest in and to Participation No[s]. ___ [, ____ and ____] purchased by the undersigned in [a] Purchase[s] on _____, 19__, [_____, 19__, [etc.]] under the Purchase Agreement.

        This Assignment is made without recourse except that the undersigned hereby represents and warrants that it is the owner of the Participation[s] referred to above and that it has not created any Adverse Claim upon or with respect to such Participation[s].

        This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

        IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed and delivered by its duly authorized officer or agent as of the date first written above.

                                     POOLED ACCOUNTS RECEIVABLE
                                     CAPITAL CORPORATION


                                     By:
                                        ---------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


                                                                 Exhibit 11.01-1